SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
    SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities
    Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement   [ ]Confidential, for Use of the
[X] Definitive Proxy Statement    Commission Only (as permitted
                                  by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c)
    or Rule 14a-12
           Allegheny & Western Energy Corporation

          (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).
[ X ] Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
       Common Stock, par value $.01 per share



2) Aggregate number of securities to which transaction applies:
                          7,156,860


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it

       was determined):   $12.00


4)  Proposed maximum aggregate value of transaction:
     $85,882,320.00



5)   Total fee paid:   $17,176.46


[ X ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided
by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)         Amount Previously Paid:

   2)      Form, Schedule or Registration Statement No.:

  3)         Filing Party:

  4)         Date Filed:

                ALLEGHENY & WESTERN ENERGY CORPORATION
                    300 Capitol Street
                     Suite 1600
                     Charleston, West Virginia  25301


April 13, 1995


Dear Stockholder:

          On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of Allegheny & Western Energy Corporation (the
"Company") to be held on Tuesday, May 16, 1995, at 10:30 a.m. Eastern Daylight Savings Time, at The
Charleston Marriott Hotel, 200 Lee Street East,
Charleston, West Virginia.

          As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, at the Annual Meeting you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of September 30, 1994 and amended as of February 3, 1995 (the "Merger Agreement"), pursuant to which the Company has agreed to merge (the "Merger") with a subsidiary of Energy Corporation of America. Upon consummation of the Merger, holders of the Company's common stock will be entitled to receive $12.00 in cash, without interest, for each share held. Consummation of the Merger is, however, subject to certain conditions, including the approval and adoption of the Merger Agreement by the Company's stockholders, satisfactory regulatory review and certain other customary conditions.

          The Board of Directors of the Company has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved the Merger. The Board unanimously recommends that you vote "FOR" the approval of the Merger Agreement. Allen & Company Incorporated, the
Company's financial advisor in connection with the Merger, has rendered a written opinion to the Company's
Board that, as of the date hereof, the consideration to be received by the Company's stockholders in the Merger is fair to such holders from a financial point of view.

          At the Annual Meeting, you will also be asked to elect seven (7) directors of the Company, each to serve until the earlier of (a) the next Annual Meeting of Stockholders (or until their successors are duly elected or appointed and qualified) or (b) the effective time of the Merger. The Board of Directors also unanimously recommends that you vote "FOR" the election of the seven nominees for director named in the Proxy Statement and "FOR" a third proposal relating to other business.

          In addition to the foregoing business to be acted upon at the Annual Meeting, there will be a report on the Company's operations and an opportunity for questions.

          The accompanying Notice of Annual Meeting and Proxy Statement describe the Merger in greater detail and provide specific information concerning the Annual Meeting. Also enclosed are copies of the Company's
Annual Report to Stockholders for the fiscal year ended June 30, 1994 and the Company's Quarterly Reports for the quarter ended September 30, 1994 and the six months ended December 31, 1994. Please read these materials carefully.

          It is very important that you be represented at the Annual Meeting, even if you are not able to attend in person. The affirmative vote of a majority of all of the outstanding shares of common stock of the Company is required to approve and adopt the Merger Agreement.
Consequently, a failure to vote will have the same effect as a vote against the Merger Agreement. Accordingly, please take time to consider and vote upon this significant matter.

          Please mark, sign and date each proxy card you receive and return it promptly in the enclosed, postage-paid envelope even if you plan to attend the Annual Meeting in person. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.
Please do not send in your stock certificates at this time. If you wish to attend the Annual Meeting, you will need to present proof of your ownership of shares of the Company's common stock. If you hold your shares through a bank, broker or other nominee, such nominee can provide you with evidence of ownership.

          On behalf of the Board of Directors, we urge you to vote for approval of the Merger Agreement. Your continued support and interest in the Company are greatly appreciated.

Sincerely,

John G. McMillian
Chairman, President and Chief
Executive Officer

                ALLEGHENY & WESTERN ENERGY CORPORATION
                    300 Capitol Street
                      Suite 1600
                    Charleston, West Virginia  25301


          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 To be held on May 16, 1995


          Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Allegheny
& Western Energy Corporation (the "Company") will be held at The Charleston Marriott Hotel, 200 Lee Street
East, Charleston, West Virginia, on Tuesday, May 16, 1995, at 10:30 a.m. Eastern Daylight Savings Time, for the following purposes, which are more completely set forth in the accompanying Proxy Statement:

1. to elect seven (7) directors, each to serve for a term of approximately one year, until the earlier of (a) the next Annual Meeting of Stockholders (or until their successors are elected or appointed and qualified) or (b) the effective time of the Merger described below;

2. to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of September 30, 1994 and amended as of February 3, 1995 (the "Merger Agreement"), among the Company, Energy Corporation of America
("ECA"), a Colorado corporation, Eastern Systems Corporation ("ESC"), a West Virginia corporation and wholly owned subsidiary of ECA, and Appalachian Eastern Systems,
Inc. ("AESI"), a West Virginia corporation and wholly owned subsidiary of ESC, which is included in the accompanying Proxy Statement as Appendix A; and

3. to consider and act on such other business as may properly come before the Annual Meeting or any adjournment thereof.

          As more fully described in the Proxy Statement, pursuant to the Merger Agreement, AESI will merge with and into the Company, with the Company becoming a wholly owned subsidiary of ESC, and each outstanding share of the Company's common stock (other than shares of common stock held by ECA and its subsidiaries or by any stockholder who perfects dissenters' rights) will be converted into $12.00 in cash without interest. The proxies named in the accompanying proxy card may, at the direction of the Board of Directors, vote to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of the Merger Agreement or otherwise.

          The record date for the Annual Meeting is the close of business on April 10, 1995, and only stockholders of record at the close of business on said date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection thereat.

          Stockholders voting in person at the Annual Meeting must provide evidence of ownership of the Company's common stock and notify the Secretary of the Annual Meeting prior to the vote.

          Any stockholder entitled to vote at the Annual Meeting shall have the right to dissent from the vote on the Merger Agreement and to receive payment of the fair value of the shares of the Company's common stock held of record by such stockholder, upon compliance with Section 31-1-123 of the West Virginia Corporation Act, the full text of which is included as Appendix C to the Proxy Statement, which is attached to this Notice of Annual Meeting. For a summary of the dissenters' rights of the Company's stockholders, see "The Merger Agreement -- Dissenters' Rights" in the Proxy Statement.

                       BY ORDER OF THE BOARD OF DIRECTORS

                           Richard L. Grant, Secretary

April 13, 1995

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED TO APPROVE THE MERGER AGREEMENT. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN
AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO THE EXERCISE THEREOF IN THE MANNER DESCRIBED IN THE PROXY STATEMENT.

                        TABLE OF CONTENTS

                                                 Page

INTRODUCTION . . .                                   1
SUMMARY. . . . . . . . . . . .                       3
The Annual Meeting . . . . . . . .                   3
Required Vote. . . . . . . . . . .                   3
Execution of Proxy Cards and Revocability of Proxies 3
The Merger   . . . . . . . . . . . . . . . . . . . . 4
Background and Reasons for the Merger. . . . . . . . 5
Opinion of Financial Advisor to the Company          6
Conflicts of Interest. . . . . . . . . . . . . . .   6
Certain Federal Income Tax Consequences. . . . . . . 6
Dissenters' Rights . . . . . . . . . . . . . . . . . 6
Market Prices. . . . . . . . . . . . . . . . . . . . 7

SELECTED FINANCIAL DATA OF ALLEGHENY & WESTERN ENERGY
CORPORATION. . . . . . . . . . . . . . . . . . . . . 8
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. . . 9
ELECTION  OF DIRECTORS . . . . . . . . . . . . . . . 11
THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD . 12
DIRECTOR COMPENSATION. . . . . . . . . . . . . . . . 13
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . 13
Summary Compensation Table . . . . . . . . . . . . . 13
Options/SAR Grants in Last Fiscal Year . . . . . . . 14
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
Year-End Option/SAR Value. . . . . . . . . . . .     14
Stock Option Plan. . . . . . . . . . . . . . . . . . 15
Retirement Income Plan . . . . . . . . . . . . . . . 15
Pension Plan Table . . . . . . . . . . . . . . . . . 15
Key Executives' Supplemental Retirement Benefit Plan 15
Employment Contracts . . . . . . . . . . . . . . . . 16
Letter Agreements. . . . . . . . . . . . . . . . . . 16

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . 17
COMPENSATION COMMITTEE REPORT. . . . . . . . . . . . 17
Overview . . . . . . . . . . . . . . . . . . . . . . 17
Base Salaries. . . . . . . . . . . . . . . . . . . . 17
Annual Bonus . . . . . . . . . . . . . . . . . . . . 18
Stock Options  . . . . . . . . . . . . . . . . . . . 18
Supplemental Retirement Benefits . . . . . . . . . . 18
Chief Executive Officer's Compensation . . . . . . .  18
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION 19
PERFORMANCE GRAPH  . . . . . . . . . . . . . . . . . 19
THE MERGER AGREEMENT . . . . . . . . . . . . . . . . 20
Parties to the Merger. . . . . . . . . . . . . . . . 20
Security Ownership of Management of the Company and ECA  20
The Merger . . . . . . . . . . . . . . . . . . . . . 20
Background of the Merger . . . . . . . . . . . . . . 21
Reasons for the Merger . . . . . . . . . . . . . . . 22
Opinion of Financial Advisor to the Company. . . . . 22
Effective Time . . . . . . . . . . . . . . . . . . . 25
Payment Procedures and Paying Agent. . . . . . . . . 25
Representations and Warranties . . . . . . . . . . . 26
Conditions to Consummation of the Merger . . . . . . 26
Amendment and Waiver; Termination. . . . . . . . . . 26
Regulatory Review. . . . . . . . . . . . . . . . . . 27
Conduct of Business Pending the Merger . . . . . . . 27
No Solicitation; Higher Proposals  . . . . . . . . . 28
Conflicts of Interest. . . . . . . . . . . . . . . . 28
Dissenters' Rights . . . . . . . . . . . . . . . . . 29
Accounting Treatment . . . . . . . . . . . . . . . . 31
Certain Federal Income Tax Consequences. . . . . . . 31
PROPOSALS FOR STOCKHOLDER APPROVAL . . . . . . . . . 31
Proposal No. 1 - Election of Directors . . . . . . . 31
Proposal No. 2 - Approval of the Merger Agreement. . 32
Proposal No. 3 - Other Business. . . . . . . . . . . 32
GENERAL  . . . . . . . . . . . . . . . . . . . . . . 32
Independent Public Accountants . . . . . . . . . . . 32
Stockholder Proposals. . . . . . . . . . . . . . . . 32
Other  . . . . . . . . . . . . . . . . . . . . . . . 32
Expenses and Procedures  . . . . . . . . . . . . . . 32

APPENDICES:

APPENDIX A   - Agreement and Plan of Merger (including the
First Amendment thereto)
APPENDIX B   - Fairness Opinion of Allen & Company Incorporated
APPENDIX C   - Section 31-1-123 of the West Virginia Corporation
               Act

           ALLEGHENY & WESTERN ENERGY CORPORATION
                       300 Capitol Street
                        Suite 1600
                 Charleston, West Virginia 25301



  April 13, 1995

 PROXY STATEMENT

INTRODUCTION

To the Stockholders:

          This statement is furnished to stockholders of Allegheny & Western Energy Corporation (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company of proxies for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 16, 1995, at 10:30 a.m. Eastern Daylight Savings Time, at The Charleston Marriott Hotel, 200 Lee
Street East, Charleston, West Virginia. The enclosed proxy card, the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first transmitted to stockholders of the Company on or about April 13, 1995.

          The purposes of the Annual Meeting are (i) to elect seven (7) directors, each to serve for a term of approximately one year, until the earlier of (a) the next Annual Meeting of Stockholders (or until their successors are elected or appointed and qualified) or
(b) the effective time of the Merger described below; (ii) to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of September 30, 1994 and amended as of February 3, 1995 (the "Merger Agreement"), by and among Energy Corporation of America, a Colorado corporation ("ECA"), Eastern Systems Corporation, a West Virginia corporation and wholly owned subsidiary of ECA ("ESC"), Appalachian Eastern Systems, Inc., a West Virginia corporation and wholly owned subsidiary of ESC ("AESI"), and the Company, a copy of which is included in this Proxy Statement as Appendix A; and (iii) to consider and act on such other business as may properly come before the Annual Meeting or any adjournment thereof. As more fully described herein under "The Merger Agreement -- The Merger," pursuant to the Merger Agreement, AESI will merge (the "Merger") with and into the Company, with the Company becoming a wholly owned subsidiary of ESC, and each outstanding share of common stock, par value $0.01 per share, of the Company (the "Common Stock") (other than shares of Common Stock held by ECA and its subsidiaries or by any stockholder who perfects dissenters' rights) will be converted into $12.00 in cash without interest.

          The Board of Directors of the Company unanimously recommends that stockholders vote "FOR" election of the seven nominees named herein, "FOR" approval of the Merger Agreement and "FOR" approval of the proposal relating to other business. The Board considered the matters discussed herein under "The Merger Agreement -- Conflicts of Interest" before making such recommendation.

          Only stockholders of record at the close of business on April 10, 1995 (the "Record Date"), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were
7,479,360 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business thereat.

          The affirmative vote of a majority of all shares of Common Stock of the Company outstanding on the record date is required for approval of the Merger Agreement. Consequently, the failure to return a properly executed proxy card or to vote in person at the Annual Meeting will have the same effect as a vote against the Merger Agreement. Similarly, "broker non-votes" (referring to where a broker or other nominee physically indicates on the proxy that, because it has not received instructions from beneficial owners, it does not have discretionary authority as to certain shares of Common Stock to vote on the Merger Agreement) will have the same effect as a vote against the Merger Agreement. The affirmative vote of a majority of the shares of Common Stock voted at the Annual Meeting is required for the election of directors and for the approval of other business presented at the Annual Meeting. The proxies named in the enclosed proxy card may, at the direction of the Board of Directors, vote to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of the Merger or otherwise.

          If the accompanying proxy card is executed and returned, it will be voted at the Annual Meeting (whether or not instructions are specified thereon). If instructions are specified thereon, such proxy will be voted in accordance therewith, and if no specifications are made, such proxy will be voted for the election of the seven nominees for director named herein, for approval of the Merger Agreement and for approval of the other business presented at the Annual Meeting. However, a proxy may be revoked at any time before it is voted, by submission of a written revocation to the Company, by the return of a new proxy to the Company or by the stockholder's personal
vote at the Annual Meeting.   A written revocation or new proxy
may be sent to the Company's address, 300 Capitol Street, Suite 1600, Charleston, West Virginia 25301, Attention: Secretary, and must be received prior to the Annual Meeting. No special form of revocation is required. The presence of a stockholder at the Annual Meeting does not automatically revoke his proxy. Stockholders voting in person at the Annual Meeting must present proof of ownership of the Company's shares and notify the Secretary of the Annual Meeting prior to the vote.

          Stockholders are requested to promptly sign and date the accompanying proxy card and return it to the Company in the enclosed postage-paid, addressed envelope, even if they plan to attend the Annual Meeting. Failure to return a properly executed proxy card or to vote at the Annual Meeting will have the same effect as a vote against the Merger Agreement.

          Stockholders should not forward any stock certificates with their proxy cards.


                         SUMMARY

          The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information appearing in this Proxy Statement or in the accompanying appendices. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND THE APPENDICES HERETO IN THEIR ENTIRETY.

The Annual Meeting

          The Board of Directors of the Company is soliciting proxies to be voted at the Annual Meeting to be held at The Charleston Marriott Hotel, 200 Lee Street East, Charleston, West Virginia 25301, on Tuesday, May 16, 1995, at 10:30 a.m. Eastern Daylight Savings Time. Only stockholders of record at the close of business on the Record Date, April 10, 1995, will be entitled to vote at the Meeting.
The enclosed proxy card, the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first transmitted to stockholders of the Company on or about April 13, 1995.

          At the Annual Meeting and any adjournments thereof, the stockholders will be asked (i) to elect the seven (7) nominees named under "Election of Directors" herein as directors of the Company, each to serve for a term of approximately one year, until the earlier of (a) the next Annual Meeting of Stockholders (or until their successors are elected or appointed and qualified) or (b) the effective time of the Merger; (ii) to consider and vote upon a proposal to approve the Merger Agreement, described herein under "The Merger Agreement"; and (iii) to consider and act on such other business as may properly come before the Annual Meeting.

          The Board of Directors of the Company unanimously recommends that stockholders vote "FOR" election of the seven nominees named herein, "FOR" approval of the Merger Agreement and "FOR" approval of the proposal relating to other business. The Board considered the matters discussed under "The Merger Agreement -- Conflicts of Interest" before making such recommendation.

Required Vote

          The affirmative vote of the holders of a majority of all shares of Common Stock of the Company outstanding on the record date is required for approval of the Merger Agreement. Consequently, the failure to return a properly executed proxy card, to vote in person at the Annual Meeting or, with respect to shares held of record by a broker or other nominee, to provide such broker or nominee with voting instructions, resulting in a broker non-vote, will have the same effect as votes against the Merger Agreement. The affirmative vote of a majority of the shares of Common Stock voted at the Annual Meeting is required for the election of directors and for the approval of other business presented at the Meeting.

Execution of Proxy Cards and Revocability of Proxies

          Proxy cards executed and returned by stockholders will be voted at the Annual Meeting in accordance with the specifications made thereon, or if no specifications are made, will be voted for the election of the seven nominees for director named herein under "Election of Directors," for approval of the Merger Agreement and for approval of the other business presented at the Annual Meeting.
The proxies named in the accompanying proxy card may, at the direction of the Board of Directors, vote to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of the Merger or otherwise.

          Stockholders are requested to promptly sign, date and return the accompanying proxy card to the Company in the enclosed postage-paid, addressed envelope, even if they plan to attend the Annual Meeting. Failure to return a properly executed proxy card or to vote at the Annual Meeting will have the same effect as a vote against the Merger Agreement.

          A proxy may be revoked at any time before it is voted, by submission of a written revocation to the Company, by the return of a new proxy to the Company or by the stockholder's personal vote at the Annual Meeting. A written revocation or new proxy may be sent to the Company's address, 300 Capitol Street, Suite 1600, Charleston, West Virginia 25301, Attention:
Secretary, and must be received
prior to the Annual Meeting. No special form of revocation is required. The presence of a stockholder at the Annual Meeting does not automatically revoke his proxy. Stockholders voting in person at the Annual Meeting must present proof of ownership of the Company's Common Stock and notify the Secretary of the Annual Meeting prior to the vote.

          STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES
WITH THEIR PROXY CARDS.  See "The Merger Agreement -- Payment
Procedures and Paying Agent."

The Merger

          Parties to the Merger:

                     (i)       The Company.  Allegheny and
Western Energy Corporation, a West Virginia corporation, is a diversified natural gas company and owns Mountaineer Gas Company ("Mountaineer"), the largest gas distribution utility in West Virginia. The address of the Company's principal executive offices is 300 Capitol Street, Suite 1600, Charleston, West Virginia 25301, and its telephone number is (304) 343-4567.

                     (ii)      ECA.  Energy Corporation of
America, a Colorado corporation, is a privately held diversified oil and gas company. ECA's principal executive offices are located at 4643 South Ulster Street, Suite 1100, Denver, Colorado 80237, and its telephone number is (303) 694-2667. ECA's direct and indirect subsidiaries own oil and gas properties located primarily in the Appalachian area.

                     (iii)     ESC.  Eastern Systems Corporation,
a West Virginia corporation, is a wholly owned subsidiary of ECA and was created for the purpose of effecting the Merger. ESC's principal place of business is 501 56th Street, Charleston, West Virginia 25304, and its telephone number is (304) 925-6100.

                     (iv)      AESI.  Appalachian Eastern
Systems, Inc., a West Virginia corporation, is a wholly owned subsidiary of ESC and was created for the purpose of effecting the Merger. AESI's principal place of business is 501 56th Street, Charleston, West Virginia 25304, and its telephone number is (304) 925-6100.

See "The Merger Agreement -- Parties to the Merger."

          General. The Merger Agreement contemplates that ECA will acquire the Company through the merger of AESI with and into the Company, with the Company being the surviving corporation and becoming an indirect wholly owned subsidiary of ECA. The Merger Agreement provides that each outstanding share of the Company's Common Stock (other than shares of Common Stock held by ECA or its subsidiaries or by any stockholder who perfects dissenters' rights) will be converted into the right to receive $12.00 in cash, without interest (the "Merger Consideration"). The amount of the Merger
Consideration was determined through arm's length negotiations between ECA and the Company. See "The Merger Agreement -- Background of the Merger", "-- Reasons for the Merger" and "-- Opinion of Financial Advisor to the Company."

          Effective Time. The "Effective Time" of the Merger will be the date on which articles of merger are filed and a certificate of merger is issued by the Secretary of State of the State of West Virginia in accordance with the West Virginia Corporation Act (the "WVCA"). It is anticipated that such filings will be made as promptly as practicable after receipt of all necessary corporate and regulatory approvals and the expiration or termination of all applicable waiting periods and after satisfaction or waiver of all conditions to the consummation of the Merger Agreement.

          Conditions; Regulatory Review. Consummation of the Merger and payment to stockholders of the Merger Consideration are subject to various conditions, including receipt of the stockholder approval solicited hereby, satisfactory regulatory review and satisfaction of other customary closing conditions. See "The Merger Agreement
- -- Conditions to Consummation of the Merger" and "-- Regulatory
Review."

          On November 17, 1994, ECA caused the filing of a petition requesting the West Virginia Public Service Commission
(the "WVPSC") to approve the Merger. The WVPSC has scheduled a public hearing on April 25, 1995. See "The Merger
Agreement--Regulatory Review."

          Consummation of the Merger and payment to stockholders of the Merger Consideration were subject to expiration or termination of the applicable waiting period under the Hart-Scott-Rodino
Antitrust Improvements Act of 1976 (the "HSR Act"). Such waiting period was terminated on April 4, 1995. See "The Merger
Agreement -- Regulatory Review."

          It is not contemplated that any additional regulatory review will be required for consummation of the Merger. If such review is required, there can be no assurance that satisfactory regulatory review will occur, and there can be no assurance as to the date any such review will be completed.

          Termination of the Merger Agreement. The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the stockholders of the Company, (i) by the mutual consent of the Company and ECA,
(ii) by either of them individually under the following circumstances: (a) if the Merger has not become effective by June 30, 1995, although this deadline may be unilaterally extended by ECA during the pendency of a Higher Proposal, as described herein under "The Merger Agreement -- No Solicitation; Higher Proposals," (b) in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement which breach cannot be cured, or is not cured within a reasonable period following demand therefor, or (c) if the approval of the Company's stockholders shall not have been obtained in a vote taken at a meeting duly convened therefor, (iii) by ECA, if the Company shall have entered into an agreement with respect to a Higher Proposal and such agreement shall be in effect at the time of termination,
(iv) by ECA, if the Board shall have withdrawn, modified in a manner adverse to ECA or refused to reaffirm its recommendation that the Company's stockholders approve the Merger Agreement, or
(v) by the Company, if a Higher Proposal shall have been consummated.
See "The Merger Agreement -- Amendment and Waiver; Termination."

Background and Reasons for the Merger

          The Company's Board of Directors began to evaluate alternative strategic courses of action for the Company, including a possible sale of Mountaineer or the Company, in late calendar year 1993.
During calendar year 1994, the Company held confidential discussions with several potential acquirors, including ECA. In September 1994, ECA offered to acquire the Company at a cash price of $12.00 per share through a merger of the Company with and into a wholly owned subsidiary of ECA. The Company and ECA reached an agreement in principle on September 29, 1994, and the Merger Agreement was signed by the Company, ECA and ESC on September 30, 1994. Subsequently, the Company, ECA, ESC and AESI signed a First Amendment to the Merger Agreement, amending the Merger Agreement to provide for AESI to merge with and into the Company, with the Company being the surviving corporation and becoming a wholly owned subsidiary of ESC. See "The Merger Agreement -- Background of the Merger."

          The Board of Directors believes that the Merger, at a Merger Consideration representing a 39.13% premium over the closing price of the Company's Common Stock on the day before the Merger was announced, offers significant financial benefits to, and is in the best interests of, the Company's stockholders. See "The Merger Agreement -- Background of the Merger", "-- Reasons for the Merger" and "-- Conflicts of Interest."

          The Board unanimously recommends that the Company's stockholders vote "FOR" the approval of the Merger Agreement. The Board considered the matters discussed herein under "The Merger Agreement -- Conflicts of Interest" before making such recommendation.

Opinion of Financial Advisor to the Company

          Allen & Company Incorporated ("Allen & Company"), the Company's financial advisor in connection with the Merger, has rendered a written opinion to the Company's Board that, as of the date hereof, the Merger Consideration to be received by the Company's stockholders in the Merger is fair to the stockholders from a financial point of view. The full text of such opinion dated as of April 13,
1995 appears as Appendix B to this Proxy Statement. Stockholders are urged to read such opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications on the review undertaken by Allen & Company in connection therewith. See "The Merger Agreement -- Opinion of Financial Advisor to the Company."

Conflicts of Interest

          Certain members of the Company's management and its Board of Directors may be deemed to have interests in the Merger in addition to their interests, if any, as stockholders of the Company generally. These interests include certain rights to indemnification, payments for outstanding stock options provided for in the Merger Agreement and payments under employment agreements, letter agreements and the Company's SERP (as defined herein). See "The Merger Agreement -- Conflicts of Interest."

          Allen & Company, a principal stockholder of the Company, is acting as financial advisor to the Company in connection with the Merger. Additionally, Harold M. Wit, a director of the Company, is a member of the Executive Committee of Allen & Company. See "The Merger Agreement -- Opinion of Financial Advisor to the Company" and "-- Conflicts of Interest."

Certain Federal Income Tax Consequences

          The receipt of the Merger Consideration in cash by a stockholder pursuant to the Merger Agreement will be a taxable transaction to such stockholder for federal income tax purposes and may also be a taxable transaction under applicable state, local or other laws. Each stockholder is urged to consult his or her own tax advisor as to the particular tax consequences to such stockholder. See "The Merger Agreement -- Certain Federal Income Tax Consequences."

Dissenters' Rights

          Under the WVCA, a stockholder may dissent from the Merger and receive payment of the "fair value" of such holder's Common Stock in cash upon consummation of the Merger by following certain procedures set forth in Section 31-1-123 of the WVCA, the text of which is attached as Appendix C to this Proxy Statement. Any stockholder wishing to dissent from the Merger and obtain cash payment of the "fair value" of his or her Common Stock must: (i) deliver, prior to or at the Annual Meeting, a written objection to the Merger; (ii) not vote his or her shares of Common Stock in favor of the Merger;
and (iii) follow the other procedures set forth in the WVCA as more fully described in "The Merger Agreement -- Dissenters' Rights" and Appendix C hereto. Failure to follow such procedures may result in a loss of dissenters' rights. Any stockholder returning a blank executed proxy card will be deemed to have voted "FOR" the Merger Agreement, thereby waiving any such dissenters' rights. For a more complete description of the procedures to be followed by a stockholder who desires to perfect his or her dissenters' rights, see "The Merger Agreement -- Dissenters' Rights."

          The provisions of the WVCA regarding dissenters' rights are complex and involve specific procedures, including those described under "The Merger Agreement -- Dissenters' Rights," which must be followed in order for a stockholder to perfect such rights. Any deviation from such procedures may result in the forfeiture of dissenters' rights. Accordingly, stockholders wishing to avail themselves of dissenters' rights under the WVCA are urged to read carefully the discussion under "The Merger Agreement -- Dissenters' Rights" and Appendix C to this Proxy Statement and should consult with their own legal advisors prior to the Annual Meeting.

Market Prices

          The Common Stock is traded on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System under the symbol ALGH. On September 28, 1994, the day prior to the announcement by the Company that it had reached an agreement in principle to merge with a wholly owned subsidiary of ECA at a Merger Consideration of $12.00 in cash per share, the high and low reported sale prices for the Company's Common Stock were $8-3/4 and $8-5/8, respectively (closing at $8-5/8). The following table presents, for the periods indicated, the per share high and low sale prices for the Common Stock, as reported on the NASDAQ National Market System. The Company did not pay any dividends during such period. As of February 2, 1995 there were approximately 1,600 holders of record of Common Stock.

               Allegheny & Western Energy Corporation

                          High                Low
Calendar Period
1992:


 First Quarter               $6-1/2             $4-1/4
 Second Quarter               5-3/4              4-3/8
 Third Quarter                6-5/8               5-1/8
 Fourth Quarter               7-1/8               6-1/4

1993:


 First Quarter                8-21/32               6-1/2
 Second Quarter                 9-3/4               7-3/4
 Third Quarter                 10-3/4               7-5/8
 Fourth Quarter                 8-5/8               6-3/8

1994:


  First Quarter                 8-7/8               6-5/8
 Second Quarter                 9-1/8               7-1/4
 Third Quarter                 11-1/8               7-7/8
 Fourth Quarter                11                  10-1/4

1995:
 First Quarter                11-1/2           11-1/8

                       SELECTED FINANCIAL DATA OF
                        ALLEGHENY & WESTERN ENERGY CORPORATION
                            Allegheny & Western Energy Corporation and Subsidiaries
                                  Fiscal Year Ended June 30,

INCOME STATEMENT DATA          1994            1993             1992          1991          1990
Total revenues               $204,475,534      $185,534,169     $182,255,636  $187,454,769  $188,360,509
Total costs and expenses      195,168,095       180,550,254      178,384,872   192,634,343   187,553,186
Income (loss) before taxes on
 income and cumulative
 effect of change in
 accounting principle          9,307,439          4,983,915        3,870,764   (5,179,574)       807,323
Provision (benefit) for
 income taxes                  1,867,859          1,237,933          196,296   (2,651,138)    (2,176,781)
Income (loss) before
 cumulative effect of
change in accounting principle 7,439,580          3,745,982        3,674,468   (2,528,436)     2,984,104
Cumulative effect prior to
 July 1, 1993
of change in method of
 accounting for income taxes   1,562,156               ---             ---          ---            ---
Net income (loss)            $ 9,001,736        $ 3,745,982       $3,674,468  $ (2,528,436)   $2,984,104


Per share:
Income (loss) before
 cumulative effect
of change in
 accounting principle       $    .97             $     .47        $   .45        $   (.31)      $    .37

Cumulative effect prior
 to July 1, 1993 of change
 in method of accounting
  for income taxes               .20                  ---             ---              ---           ---

Net income (loss)           $   1.17             $    .47         $   .45        $   (.31)       $   .37
Cash dividends per share    $   ---              $    ---         $  ---         $   ---         $   ---

Weighted average number
of common shares outstanding  7,673,268         8,013,970        8,083,188        8,083,188      8,083,188

BALANCE SHEET DATA          June 30,1994        June 30, 1993    June 30, 1992    June 30, 1991  June 30, 1990

Total assets                $216,609,128        $195,680,299     $197,247,258      $180,383,633  $190,725,728

Long-term debt, less
 current maturities         $ 25,680,000        $ 32,430,000     $ 39,180,000      $ 45,930,000  $ 49,104,636

Stockholders' equity        $101,659,969        $ 96,042,741     $ 94,010,900      $ 90,336,432  $ 92,864,868


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

 The following table sets forth certain information regarding the Common Stock owned on February 14, 1995, by (i) each person or "group," as such term is defined in Section 13(d)(3) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director of the Company and certain executive officers of the Company named under "Executive Compensation," below, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and sole investment power.

                                   Amount and Nature
 Name of                           of Beneficial
Beneficial Owner                    Ownership (1)          Percent of Class (2)
The Guardian Life Insurance
  Company of America (3)
201 Park Avenue South
New York, New York 10003              806,900                      10.8%

Allen & Company Incorporated (4)
711 Fifth Avenue
New York, New York 10022            1,504,850                      20.12%

FMR Corp. (5)
82 Devonshire Street
Boston, Massachusetts  02109          632,300                       8.5%

John G. McMillian (6)
Allegheny & Western
  Energy Corporation
300 Capitol Street, Suite 1600
Charleston, WV  25301               1,026,000                      12.1%

Michael S. Berman                       3,000                        (7)

Michael S. Fletcher (8)                17,800                        (7)

Richard L. Grant, Sr. (9)              27,600                        (7)

Sidney S. Lindley                      10,000                        (7)

Rush Moody, Jr.                           200                        (7)

W. Merwyn Pittman (10)                 16,000                        (7)

Henry E. Tauber (11)                    2,000                        (7)

Jack H. Vaughn (12)                     4,650                        (7)

Harold M. Wit (13)                    102,111                       1.4%

All officers and directors
  as a group (11 persons) (14)       1,219,361                     14.3%


(1)       Each director and officer disclaims beneficial ownership of securities of the Company owned by any company of which such person is a director or officer.

(2)       Based on 7,479,360 shares outstanding as of January 12, 1995.

(3)       According to Schedule 13G filed on February 13, 1991, with the Securities and Exchange Commission (the "Commission"), this includes 260,500 shares owned by the Guardian Life Insurance Company of America and 546,400 shares owned by its affiliates.  According to the Schedule 13G, the Guardian Life Insurance Company of America and its affiliates have shared power to dispose of and to vote 546,400 shares.

(4)       Includes 20,000 shares owned by American Diversified Enterprises, Inc., 617,249 shares owned by members of the Allen family, of whom certain members are directors, officers and shareholders of Allen & Company Incorporated, its parent and American Diversified Enterprises, Inc., and 139,577 shares owned by other officers and directors of Allen & Company
Incorporated (including Mr. Wit), ownership of which is disclaimed by Allen & Company Incorporated in a Schedule
13D filed with the Commission on March 29, 1991, as amended on October 17, 1991.

(5)       According to Schedule 13G filed with the Commission on February 14, 1995, FMR has sole power to dispose of 632,300 shares.

(6)       Includes options to purchase 1,000,000 shares of Common Stock.

(7)       Less than one percent (1%).

(8)       Includes options to purchase 16,800 shares of Common Stock.

(9)       Includes options to purchase 27,100 shares of Common Stock.

(10)      Includes options to purchase 15,000 shares of Common Stock.

(11)      Includes 2,000 shares owned as custodian for a minor child, as to which Mr. Tauber disclaims beneficial ownership.

(12)      Includes 500 shares owned by Mr. Vaughn directly, 1,550 shares owned jointly with his wife, 700 shares owned by his wife directly and 1,900 shares owned by his children.  Mr. Vaughn disclaims beneficial ownership of the shares held by his wife directly and his children.

(13)      Includes 100,961 shares owned by Mr. Wit and 1,150 shares owned by his wife, as to which Mr. Wit disclaims beneficial ownership.  Does not include 728,024 shares held by Allen & Company Incorporated, of which Mr. Wit is a managing director.

(14)      Includes options to purchase 1,068,900 shares of Common Stock.


                         ELECTION OF DIRECTORS

          The terms of all directors expire at the Annual
Meeting. Seven directors, all of whom currently are serving as directors, have been nominated for reelection by the stockholders. If said seven nominees are elected, their terms of office will expire at the earlier of (a) the next Annual Meeting of Stockholders or (b) the Effective Time.

          The persons named in the accompanying form of proxy for the Annual Meeting have advised the Company that it is their intention, unless authorization to do so is withheld, to vote the shares covered by proxies in the form solicited for the election of the seven nominees listed below.

          Should any of the nominees for the office of director decline or become unable to accept nomination or election, it is intended that the persons named in the accompanying form of proxy will vote for the election of such other persons for such office as the Board may recommend in place of such nominees. The Board is not aware of any circumstances under which the proposed directors would decline or become unable to serve.

                 Name and Principal               Director
         Occupation or Employment     Age          Since

John G. McMillian                    68            1987

Mr. McMillian was elected Chairman
of the Board and has served as Chairman, President and Chief Executive Officer of the Company since July 1987.
Mr. McMillian owned and operated Burger Boat
Company, Inc., a yacht construction
and repair company, from 1986 to 1989 and served as Chairman and Chief Executive Officer of Northwest Energy Corporation from 1973 until 1983. He was also a creator and principal U.S. sponsor of the Trans-Alaska Natural Gas Transportation System, a 4,800 mile pipeline that may someday deliver Alaska's vast gas reserves to the lower 48 states. Prior to that, he was an independent oil man with operations in the United States and Canada. Mr. McMillian is also a director of Sun Bank Miami, N.A. and Marker International. He is the chairman of the Company's Executive Committee.

Michael S. Berman                  55                 1981
Mr. Berman has been President of
The Duberstein Group, Inc.,
which provides government relations,
planning and counseling services, since August 1989. From 1981 to August 1989, Mr. Berman, an attorney, was a partner in the law firm of Kirkpatrick & Lockhart, Washington, D.C.

Sidney S. Lindley                   67             1990
From 1981 to 1986, Mr. Lindley
served as the President and a
director of Energy Ventures, Inc.,
a public company engaged in the
exploration and production of oil and gas.  From 1986 to 1988, he managed
private investing activities. From 1988 to 1990, Mr. Lindley was associated with a private investment banking firm, Strevig &
Associates.    From December 1990 to March 1992, Mr. Lindley
served as President
of TEX-HEX Corp., a wholly owned subsidiary of the Company.
Prior to 1981, he was Chairman of the Board of Champion Chemicals, Inc. He currently serves as a director of A&W Exploration New
Zealand, Limited, a wholly owned subsidiary of the Company and is engaged as a consultant to the Company. Mr. Lindley is a member of the Compensation Committee.

Rush Moody, Jr.                   64              1987
Mr. Moody is Managing Partner
of the law firm of Andrews &
Kurth, L.L.P., and is located
in its Washington, D.C. office.
He has practiced law privately
for more than fifteen years. Mr. Moody was formerly a Commissioner of the Federal Power Commission, the predecessor of the Federal Energy Regulatory Commission. Mr. Moody serves as a member of the Company's Executive, Audit and Compensation
Committees.

Henry E. Tauber                    53              1993
Mr. Tauber is President and
Chief Executive Officer of
Marker International and President
of Marker USA and has served in
these capacities for more than the past five years. Mr. Tauber is also the Vice
President and a Council Member of the International Ski
Federation.  Mr. Tauber is a member of the Company's Audit
Committee.

Jack H. Vaughn                      74            1981
Mr. Vaughn is currently Chairman
of the Board of ECOTRUST, a
private conservation group with
projects in Alaska, Washington,
Oregon and Western Canada.
From 1988 to 1992, he served as the United
States government's senior consultant in natural resources management for Central America. Prior to that, Mr. Vaughn had been founding Chairman of Conservation International in Washington, D.C.
Mr. Vaughn also is a director of IMRE Corporation. Mr. Vaughn is the Chairman of the Company's Compensation Committee.

Harold M. Wit                   66                 1981
Mr. Wit serves as a Managing
Director and a member of the
Executive Committee of Allen
& Company Incorporated, an
investment banking firm of
which he has been an officer and director for more than the past five years. Mr. Wit is also a director of Toys "R" Us, Inc. He is the Chairman of the Company's Audit Committee and a member of its Executive Committee.

          Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock are required to file reports of ownership and changes in ownership of the Company's Common Stock with the Commission and NASDAQ. Copies of such reports are required to be furnished to the Company. Based solely upon its review of the copies of such reports furnished to it, the Company believes that during its fiscal year ended June 30, 1994, except for the late filing of one Form 4 covering one transaction by each of Messrs. Grant, Fletcher, Pittman and Vaughn, all
Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners of Common Stock were met.

      THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

          The Board held four regular meetings during fiscal year 1994. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he was a member in fiscal year 1994, with the exception of Mr. Moody.

          The Board has established an Executive Committee, an Audit Committee and a Compensation Committee.

          The Executive Committee consists of Mr. McMillian, Chairman, and Messrs. Moody and Wit. The Executive Committee has all the powers of the Board when the Board is not in session, except as limited by statute. The Executive Committee meets between regular meetings of the Board and acts on matters when it is inconvenient for the full Board to convene. The Executive Committee also performs the functions of a nominating committee, since the Board does not have a nominating committee as such. Suggestions for director nominees should be sent to the Company, attention:
Chairman of the Executive Committee. The Executive Committee had no formal meetings during fiscal year 1994.

          The Audit Committee consists of Mr. Wit, Chairman, and Messrs. Moody and Tauber. The Audit Committee defines the scope of the audit, reviews the auditor's report and comments (whether made as part of the auditing procedure or from time to time during the year), reviews the Company's internal control systems with management and the independent public accountants and recommends the selection and appointment of the Company's independent public accountants. During fiscal year 1994, the Audit Committee met once.

          The Compensation Committee consists of Mr. Vaughn, Chairman, and Messrs. Lindley and Moody. The Compensation Committee makes recommendations with respect to compensation packages for executive officers and the granting of stock options and stock awards. During fiscal year 1994, the Compensation Committee met twice.

          DIRECTOR COMPENSATION

          Each director receives a monthly retainer of $1,000, a $1,000 fee for each meeting of the Board attended and reimbursement for expenses incurred for serving as a director.
Each committee chairman
receives a monthly retainer of $100 and each committee member receives $500 for each committee meeting attended.

          Mr. Lindley served as a consultant to the Company during fiscal year 1994 and is performing consulting services in fiscal year 1995. Mr. Lindley's services include, but are not limited to, review and consultation with management regarding potential acquisition candidates and assistance with the Company's investment in New Zealand. The agreement between the Company and Mr. Lindley is such that Mr. Lindley will provide consulting services for a period of three years through February 28, 1995 in return for compensation of $7,500 per month.

                    EXECUTIVE COMPENSATION

          The following table sets forth a summary of compensation paid or awarded by the Company in the last three fiscal years to the chief executive officer and those executive officers, in all capacities in which they served, whose total annual salary and bonus exceeded $100,000.


                         SUMMARY COMPENSATION TABLE

                          Annual Compensation                Long-Term Compensation
                                                          Awards               Payouts
                                                Other        Restricted
                                                Annual         Stock        Options/   LTIP     All Other
Name and               Fiscal   Salary   Bonus   Compensation  Awards        SARs      Payouts   Compensation
Principal Position     Year     ($)      ($)      ($)            ($)         (#)         ($)            ($)

John G. McMillian,      1994      287,053   0       134,520 (1)     0          500,000 (2)  0           0
Chairman,President and  1993      287,053   0       184,076 (1)     0                0      0           0
Chief Executive Officer 1992      277,650   0             N/A       0                0      0          N/A

Richard L. Grant,       1994      240,898  150,000    7,361 (3)     0           12,100 (2)  0           0
Secretary of the        1993      221,109   35,000    8,823 (3)     0                0      0           0
Company and President   1992      197,419   15,000        N/A       0                0      0          N/A
of Mountaineer

Michael S. Fletcher,    1994      188,202  100,000   14,854 (3)     0            6,800 (2)  0           0
Senior Vice President,  1993      172,741   35,000    4,798 (3)     0                0      0           0
Chief Financial Officer 1992      154,233   10,000     N/A          0                0      0          N/A
and Secretary of Mountaineer

W. Merwyn Pittman, Vice 1994      141,932  100,000   10,783 (3)     0           15,000      0           0
President, Chief Financial
Officer and Treasurer

____________________
(1)      Other Annual Compensation consists of tax reimbursements and perquisites and other benefits.  Perquisites and other benefits include personal financial consulting services ($55,780 and $101,730 in fiscal 1994 and 1993, respectively).

(2)      During fiscal 1994, for the purpose of extending the expiration date of previously granted options from February 15, 1994 until February 13, 1999, the Board of Directors granted replacement options (each at an exercise price of $8.07, which was the exercise price of such previously granted options) to Messrs. McMillian, Grant and Fletcher.  Additionally, on September 27, 1994,
for the purpose of extending the expiration date of other previously granted options from February 20, 1995 until September 26,
1999, the Board of Directors granted 500,000, 15,000 and 10,000 replacement options to Messrs. McMillian, Grant and Fletcher, respectively (each at an exercise price of $8.25, which was the exercise price of such previously granted options).
(3)      Other Annual Compensation consists of tax reimbursements.


    The following table sets forth certain information concerning options/SARs granted during fiscal 1994 to the named executives:


                  OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                        Potential Realizable
                                                                   Number      Percent of

  Value at Assumed Annual
                                 Securities     Options/SARs                                              Rates of Stock Price Ap-
                               Underlying       Granted to             Exercise                         preciation for Option Term

                                Options/SARs    Employees in             Price Per         Expiration
Name                             Granted        Fiscal 1994              Share               Date             5%            10%
John G. McMillian(1)               500,000          93.6%               $8.07               2/13/99       $591,521     $1,803,099
Richard L. Grant(1)                 12,100           2.3%               $8.07               2/13/99       $ 20,090     $   50,904
Michael S. Fletcher(1)               6,800           1.3%               $8.07               2/13/99       $ 11,290     $   28,607
W. Merwyn Pittman(2)                15,000           2.8%               $7.50               2/13/99       $ 28,665     $   62,772
____________________
(1)     During fiscal 1994, the Board of Directors granted replacement options (at the same exercise price) to Messrs. McMillian,
Grant and Fletcher for the purpose of extending from February 15, 1994 to February 13, 1999 the expiration date of certain options previously granted to such officers.  Additionally, on September 27, 1994, for the purpose of extending the expiration date of previously granted options from February 20, 1995 until September 26, 1999, the Board of Directors granted
500,000, 15,000 and 10,000 replacement options to Messrs. McMillian, Grant and Fletcher, respectively (each at an exercise price of
$8.25, which was the exercise price of such previously granted options), as well as an aggregate of 33,500 replacement options to certain other officers not named herein.  All such replacement options were exercisable from the date of grant.

(2)     Options granted to Mr. Pittman were exercisable from the date of grant.

         The following table summarizes options and SARs exercised during fiscal year 1994 and presents the value of unexercised options and SARs held by the named executive officers as of the end of the fiscal year:

                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR (1)
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                       Value of
                                                    Number of                                         Unexercised
                                                   Unexercised                                       In-the-Money
                                               Options/SARs (2) at                                Options/SARs (2) at
                                                  June 30, 1994                                    June 30, 1994 (3)


Name                                 Exercisable             Unexercisable             Exercisable           Unexercisable
John G. McMillian                    1,000,000                       ---                  $90,000                    ---
Richard L. Grant                        27,100                       ---                    2,178                    ---
Michael S. Fletcher                     16,800                       ---                    1,224                    ---
W. Merwyn Pittman                       15,000                       ---                   11,250                    ---
____________________
(1)  Since no options were exercised by the above-named executive officers in fiscal 1994, no shares were acquired or value realized upon the exercise of options by such officers in the last fiscal year.
(2)  The Company has not issued any SARs as of June 30, 1994.
(3)  Market value of underlying securities at fiscal year-end market price of $8.25 per share minus the exercise price.


Stock Option Plan

          The Company's 1987 Stock Option Plan (the "1987 Plan"), as amended, provides that a combined total of 1,500,000 incentive and non-qualified options to purchase shares of the Company's Common
Stock may be granted to certain key employees by the Board of Directors. Incentive options must be granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant. Non-qualified options may be granted at prices determined by the Board of Directors. Options granted expire five years from date of grant and may include vesting provisions; however, in the event of a change in control of the Company (as defined in the 1987 Plan), options granted vest immediately. Replacement options may be granted in substitution for outstanding options, which may be at a lower price (but, in the case of incentive stock options, at a purchase price not less than the fair market value of the shares subject to the replacement option at the time of substitution and the replaced outstanding options may be canceled). The 1987 Plan also provides that employees may be granted stock appreciation rights ("SAR's") at the discretion of the Board of Directors. Upon the exercise of an SAR, payment will be made to the grantee in an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common
Stock on the date the SAR was granted. Payment may be made in shares of Common Stock, in cash or partly in cash and partly in shares of Common Stock, as the Board of Directors shall determine.
When an SAR is exercised, the related stock option is surrendered; when a stock option is exercised, the related SAR, if any, is surrendered. No SARs have been granted under the 1987 Plan.

Retirement Income Plan

          The Company offers virtually all employees a defined-benefit Retirement Income Plan. The Retirement Income Plan provides retirement income for employees and, if elected, for survivors. Such retirement income is related to final average annual compensation during the highest consecutive 60 months in the last 120 months of employment, years of credited service and age at date of retirement.


          The following table reflects the estimated annual pension benefits payable (assuming the Retirement Income Plan will continue in its present form) upon retirement at age 65 to covered employees under the Retirement Income Plan based upon various levels of compensation and years of service.

                             PENSION PLAN TABLE
                             Years of Credited Service

     Remuneration                     15                20                25               30                35
       $300,000                  $ 31,500           $ 42,000         $ 52,500           $ 62,900          $ 66,700
        250,000                    31,500             42,000           52,500             62,900            66,700
        200,000                    31,500             42,000           52,500             62,900            66,700
        175,000                    31,500             42,000           52,500             62,900            66,700
        150,000                    31,500             42,000           52,500             62,900            66,700
        125,000                    25,700             34,200           42,800             51,300            54,400
        100,000                    19,800             26,500           33,100             39,700            42,200



          The remuneration amounts listed above are within 10% of the covered compensation of the executive officers named in the Summary Compensation Table. Benefits reflected above are computed based upon a straight-life annuity and are subject to Social Security deductions.

          As of June 30, 1994, years of credited service under the Retirement Income Plan for each named executive officer were as follows: Mr. McMillian, seven; Mr. Grant, eight; Mr.
Fletcher, seven; Mr. Pittman, one.

Key Executives' Supplemental Retirement Benefit Plan

          The Company's Board of Directors has established a Key Executives' Supplemental Retirement Benefit Plan (the "SERP") to assist the Company and its subsidiaries in attracting and retaining key executive employees. The SERP provides for the payment of compensation for varying periods of time upon an executive employee reaching a specified retirement age or becoming permanently disabled while employed by the Company or its subsidiaries. The Company funds the SERP through the purchase of individual life insurance contracts of which the Company is the sole beneficiary. The specific level of compensation will be dependent upon the performance of the life insurance contracts. In addition, the Company will provide benefits to the employee's beneficiary should the employee die while employed by the Company or its subsidiaries. Except in the case of a change of control (as defined in the SERP), benefits to be paid upon retirement will not vest unless the employee continues to be employed by the Company or its subsidiaries through the specified retirement age. Should such a change in control of the Company occur, the employee will become entitled to a portion of his retirement benefit for each year of participation in the SERP. This portion is based upon the number of years of participation in the SERP in proportion to the total number of years until retirement for such employee from the time he or she became a participant in the SERP. In the case of Messrs. Grant, Fletcher and Pittman, in the event of a change of control of the Company, each will be entitled to their full retirement benefits under the SERP (see discussion under "Employment Contracts" below). The Board of Directors, in its sole discretion, may terminate the SERP at any time, in whole or in part. See "The Merger Agreement -- Conflicts of Interest."

Employment Contracts

          The Company has entered into employment agreements dated as of September 14, 1993 and expiring on December 31, 1995, subject to automatic extensions (the "1993 Employment Agreements") with Messrs. Grant, Fletcher and Pittman. As of March 29, 1995, the Company also entered into amended and restated employment agreements (the "1995 Employment Agreements") with Messrs. Grant, Fletcher and Pittman, which will become effective and replace the 1993 Employment Agreements upon consummation of the Merger and which terminate, in the case of Messrs. Grant and Fletcher, on March 31, 1997, and, in the case of Mr. Pittman, upon one month's notice.

          Pursuant to the 1993 Employment Agreements, Messrs. Grant, Fletcher and Pittman are paid annual base salaries of $224,800, $175,616 and $135,000, respectively, and receive annual increases which are based primarily upon the percentage increases given by Mountaineer to other employees whose performance is judged to be above average. Among other provisions, the 1993 Employment Agreements also provide that in the event of a change in control of the Company or Mountaineer, such officers would be entitled to receive lump-sum amounts (the "2.95 Payments") equal to 2.95 times the yearly average of their respective salaries together with any bonuses and additional compensation paid to them during the three preceding years (or the annualized average of such compensation if employed less than three years). The 1993 Employment Agreements further provide that, upon a change in control, such officers' participation in the Company's SERP would become fully vested and either immediately payable or funded in an amount sufficient to pay the annual SERP benefit over an extended period of time in the future (the "SERP Payment"). Additionally, the 1993 Employment Agreements provide that, upon a change of control, the Company would, at any such officers' request, purchase his principal residence at the higher of its fair market value or cost basis. Lastly, under the 1993 Employment Agreements, in the event any of such officers became subject to additional taxes (including any excise or income tax and any interest or penalties) because any compensation resulting from a change in control is deemed an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Company would make further "gross-up payments" in the amounts necessary for the officers to receive the after-tax compensation intended absent such special taxes.

          The 1995 Employment Agreements eliminate the 2.95 Payments, the SERP Payment and the Company's obligation to make "gross-up payments" to the affected officers and instead provide for the officers to receive future monthly payments in such amounts, and commencing on such dates, as would result in a present value just below the amount which would constitute a "parachute payment" under
Section 280G of the Code. Additionally, under the 1995 Employment Agreements, the Company will, at any such officer's request, purchase his principal residence, in the case of Messrs. Grant and Fletcher, within a certain time period and at fair market value and, in the case of Mr. Pittman, at a fixed purchase price equal to his basis therein. The 1995 Employment Agreements contemplate that Messrs. Grant and Fletcher will remain employees of Mountaineer until March 31, 1997, while Mr. Pittman will remain an employee of the Company on a month-to-month basis. See "The Merger Agreement -- Conflicts of Interest."

Letter Agreements

          In order to ensure stability of operations in the event an offer to acquire the Company were ever made, the Company, by letters dated September 21, 1994 to fourteen officers and key employees of the Company and Mountaineer (including the executive officers named in the Summary Compensation Table above), agreed to provide such officers and employees with varying packages of benefits in the event of such an offer, provided, in each case, that such officer or employee continued his or her employment with the Company until a change of control became effective (or, if earlier, until the Company terminated such officer's or employee's employment in contemplation of a change of control). These benefits include payment of an amount up to such officer's or employee's previous year's base salary and/or his or her assigned Company car. See "The Merger Agreement -- Conflicts of Interest."

             CERTAIN TRANSACTIONS

          In accordance with the Company's employee relocation policies, the Company made a noninterest-bearing bridge loan of $65,000 to Mr. Pittman to facilitate his relocation to Charleston, West Virginia, in connection with his acceptance of the positions of Vice President, Chief Financial Officer and Treasurer of the Company. The bridge loan was repaid in full on September 21, 1993. Additionally, the
Company purchased Mr. Pittman's former residence at its appraised fair market value during fiscal 1994 in connection with his acceptance of employment with the Company.

          The law firm of Andrews & Kurth, L.L.P., of which Mr. Moody is managing partner, performed legal services for the Company during fiscal year 1994 and is performing legal services in fiscal year
1995. The Company believes that the fees paid by the Company to Andrews & Kurth, L.L.P., during fiscal year 1994 were at rates similar to those charged by comparable firms unaffiliated with the Company and that such fees did not exceed 5% of such firm's gross revenues.

          Mr. Wit is a Managing Director and a member of the Executive Committee of Allen & Company. Allen & Company provided the Company with financial advisory services relating to the Merger and other matters and with brokerage services relating to the Company's stock repurchase program during fiscal year 1994 and is performing financial advisory services in fiscal year 1995. During fiscal
1994, Allen & Company provided certain financial advisory, brokerage and investment banking services to the Company but did not receive any fees for such services, except for brokerage fees aggregating approximately $20,000 in connection with the Company's stock repurchase program. Such fees did not exceed 5% of Allen & Company's gross revenues. Fees relating to the Merger will be paid during the fiscal year in which the Merger is consummated. See "The Merger Agreement -- Opinion of Financial Advisor to the Company."



               COMPENSATION COMMITTEE REPORT

          In 1992, the Commission amended the proxy disclosure requirements covering compensation of executive officers. These requirements call for a format that includes a report by the Compensation
Committee on the Company's policies for making executive compensation decisions (including the factors and criteria on which the chief executive officer's pay is based), a series of tables covering annual and long-term compensation, and a performance graph comparing the Company's five-year cumulative total stockholder return with the cumulative return of a broad equity market index and another selected index.

Overview

          The Compensation Committee is responsible for establishing and reviewing the Company's executive compensation policies and for recommending to the Board of Directors on an annual basis the compensation to be paid to the executive officers of the Company.

In addition, the Compensation Committee advises the Board of Directors on the administration of the Company's 1987 Plan (for key employees) and administers the SERP (for key executive employees). The Compensation Committee consists of Messrs. Vaughn (Chairman), Lindley and Moody. None of the foregoing were employees of the Company or eligible to participate in any of the compensation programs under the Compensation Committee's purview.

          The Company's executive compensation, stock option and supplemental retirement programs are designed to attract and retain high-caliber executives and other key employees through compensation and benefits which are competitive within its industry and to motivate these individuals to enhance profitability and stockholder value by making them stockholders in the Company. Each year, the
Compensation Committee reviews the Company's performance and the compensation, benefits and stock ownership of its executives and other key employees and compares them to industry peer companies.

(The industry group index in the Performance Graph below includes, but is not limited to, the companies used for compensation analysis.) The Compensation Committee has access to, but is not required to seek, advice and counsel from independent third parties in the performance of its review.

      On the Compensation Committee's advice, the Company may, on a case-by-case basis, enter into employment agreements with individual executives.

Base Salaries

          The base salaries of the Company's executive officers are intended to be generally competitive with the base salaries of officers holding comparable positions at industry peer companies. Base salaries are determined by evaluating the responsibilities of the position held and the experience and capability of the individual. In addition, consideration is given to both national and local factors in the marketplace for executive talent. The Compensation Committee reviews and recommends adjustments to individual salaries annually, based on an overall evaluation of the performance of the Company and of each executive officer.

Annual Bonus

          The Compensation Committee may recommend that the Board of Directors award annual cash bonuses to the Company's executive officers and key employees, based on both the Company's performance and each individual's contribution thereto. It may also consider factors such as the bonus levels paid to officers holding comparable positions at industry peer companies and national and local factors in the executive marketplace. The Compensation Committee does not set any specific performance targets and has broad discretion in evaluating executive officers and determining their compensation.
Individual contributions are determined subjectively, on a case-by-case basis.

          During fiscal year 1994, discretionary bonuses were paid to Messrs. Grant, Fletcher and Pittman. In connection therewith, the Compensation Committee took special notice of the Company's recent financial performance and improved competitive position and the fact that the Company was engaged in several expansion projects which provided the potential for long-term earnings growth and increased stockholder value.

Stock Options

          The Company believes that encouraging stock ownership by its management further aligns the interests of management and stockholders in increasing profitability and stockholder value. Under the Company's 1987 Plan, and upon the advice of the Compensation Committee, the Board of Directors periodically may grant to the Company's key employees non-qualified or incentive stock options, with a purchase price no less than the price of the Company's stock on the date of grant. In addition, key employees may be granted SARs under the 1987 Plan. In recommending that stock options or
SARs be granted, such Committee typically considers factors similar to those considered for annual bonuses. However, stock options and SARs may be granted throughout the year and are less dependent on variables such as the Company's cash position than are annual bonuses. During fiscal 1994, the Board of Directors granted Mr. Pittman 15,000 options and also granted to Messrs. McMillian, Grant and Fletcher an aggregate of 518,900 options expiring February 13, 1999 to replace options which expired on February 15, 1994. During fiscal 1995, the Board of Directors also granted to Messrs. McMillian,
Grant and Fletcher an aggregate of 525,000 options expiring September 26, 1999 to replace options which had a February 20, 1995 expiration date. See the Option/SAR Grants in Last Fiscal Year table under "Executive Compensation" above.

Supplemental Retirement Benefits

          In December 1992, following a study of benefit plans at industry peer group companies, the Compensation Committee recommended and the Board of Directors approved adoption of the Company's
SERP. The SERP provides retirement benefits to certain executives who remain in the Company's employ until retirement age and is intended to be competitive with similar plans benefitting executive officers and key employees at such other companies. In determining the estimated amounts of supplemental retirement benefits awarded to participants under the SERP, the Compensation Committee and Board of Directors considered the amounts awarded to individuals holding comparable positions at industry peer companies, the Company's performance in recent years and each individual's contribution thereto.
In the future, the Board of Directors may, at any time and in its sole discretion, terminate or amend the SERP and the benefits awarded thereunder, with respect to any participant who has not already died, become disabled or retired at the time of such termination or amendment.

Chief Executive Officer's Compensation

          As indicated in the Summary Compensation Table, during the fiscal year just ended, Mr. McMillian received a base salary of $287,053, and other annual compensation (including tax reimbursements and perquisites and other benefits) of $134,520. Since 1989, by informal arrangement between Mr. McMillian and the Company's Board of Directors, the chief executive officer's salary has been fixed (with certain minor adjustments). During this period, it has not been the Company's practice to award an annual performance bonus to its chief executive officer.

SUBMITTED BY THE COMPENSATION COMMITTEE:
Jack Vaughn, Chairman
Sidney S. Lindley
Rush Moody, Jr.


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          As noted above, the Company's Compensation Committee consists of Messrs. Vaughn, Lindley and Moody. As noted under "Director Compensation" above, Mr. Lindley served as a consultant to the Company during fiscal year 1994 and is performing consulting services in fiscal year 1995. Mr. Lindley's services include, but are not limited to, review and consultation with management of potential acquisition candidates and assistance with the Company's investment in New Zealand. The agreement between the Company and Mr. Lindley is such that Mr. Lindley will provide consulting services for a period of three years through February 28, 1995 in return for compensation of $7,500 per month.

          As noted under "Certain Transactions" above, the law firm of Andrews & Kurth, L.L.P., of which Mr. Moody is managing partner, performed legal services for the Company during fiscal year 1994 and is performing legal services in fiscal year 1995. The fees received from the Company by Andrews & Kurth, L.L.P., during fiscal year 1994 did not exceed 5% of such firm's gross revenues.

          Mr. McMillian serves on the Compensation Committee of Marker International. Mr. Tauber, a director of the Company, is President and Chief Executive Officer of Marker International.

                    PERFORMANCE GRAPH

          The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the stocks included in the NASDAQ Stock Market Index and a peer group index (including NORAM Energy Corp. (formerly known as Arkla, Inc.), Bow Valley Energy, Inc., The Columbia Gas System, Inc., Consolidated Natural Gas Co., Equitable Resources Inc., Maxus Energy Corporation, Pacific Enterprises, Presidio Oil Company, Wainoco Oil Corporation and Washington Energy Co.) over the five-year period ending June 30, 1994. The peer group index was weighted according to the companies market capitalization. The graph assumes that $100 was invested in the Company's Common Stock and in the stock of the companies in the NASDAQ Stock Market
Index and the peer group index, respectively, at June 30, 1989 and that all dividends were reinvested in the quarter received.


              COMPARISON OF FIVE YEAR CUMULATIVE
                  TOTAL RETURN

   GRAPH GOES HERE


                    THE MERGER AGREEMENT

          The following information, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference and appears as Appendix A to this Proxy Statement. Stockholders are urged to read the Merger Agreement in its entirety.

Parties to the Merger

          The Company. Allegheny & Western Energy Corporation, a West Virginia corporation, is a diversified natural gas company and owns Mountaineer Gas Company, the largest gas distribution utility in West Virginia. The Company's principal executive offices are located at 300 Capitol Street, Suite 1600, Charleston, West Virginia 25301 and its telephone number is (304) 343-4567. For more information on the Company, reference is made to the Company's Annual Report to Stockholders for the year ended June 30, 1994 and Quarterly Reports for the quarter ended September 30, 1994 and the six months ended December 31, 1994, which are being mailed to stockholders together with this Proxy Statement.

          ECA. Energy Corporation of America, a Colorado corporation, is a privately held diversified oil and gas company. ECA's principal executive offices are located at 4643 South Ulster Street, Suite 1100, Denver, Colorado 80237, and its telephone number is (303) 694-2667. ECA's direct and indirect subsidiaries own oil and gas properties located primarily in the Appalachian area. Prior to the Merger, ECA will become a West Virginia corporation.

          ESC. Eastern Systems Corporation, a West Virginia corporation, is a wholly owned subsidiary of ECA and was created for the purpose of effecting the Merger. ESC's principal place of business is 501 56th Street, Charleston, West Virginia 25304, and its telephone number is (304) 925-6100.

          AESI.  Appalachian Eastern Systems, Inc., a West
Virginia corporation, is a wholly owned subsidiary of ESC and was created for the purpose of effecting the Merger. AESI's principal place of business is 501 56th Street, Charleston, West Virginia 25304, and its telephone number is (304) 925-6100.

Security Ownership of Management of the Company and ECA

          As of the Record Date, the directors and executive officers of the Company beneficially owned, as a group, 150,461 outstanding shares of Common Stock (exclusive of 1,068,900 options to purchase
Common Stock), representing approximately 2.0% of the then-outstanding shares of Common Stock. Such directors and executive officers of the Company have indicated to the Company that they intend to vote their issued and outstanding shares of Common Stock "FOR" election of the seven nominees named under "Election of Directors" above, "FOR" approval of the Merger Agreement and "FOR" approval of the proposal relating to other business.

          Allen & Company has advised the Company that, as of the Record Date, Allen & Company and certain of its directors, officers and affiliates (including Mr. Wit) owned an aggregate of 1,504,850 shares of Common Stock, representing approximately 20% of the then-outstanding shares of Common Stock. Allen & Company has advised the Company that it intends to vote its shares of Common Stock, and that it believes such directors, officers and affiliates intend to vote their shares of Common Stock, "FOR" election of the seven nominees named under "Election of Directors" above, "FOR" approval of the Merger Agreement and "FOR" approval of the proposal relating to other business.

          As of the Record Date, ECA beneficially owned 322,500 shares of Common Stock, representing approximately 4.3% of the then-outstanding shares of Common Stock. ECA has indicated to the Company that it plans to vote all such shares "FOR" election of the seven nominees named under "Election of Directors" above, "FOR" approval of the Merger Agreement and "FOR" approval of the proposal relating to other business.

The Merger

          The Merger Agreement contemplates that ECA will acquire the Company through the merger of its indirect wholly owned subsidiary, AESI, with and into the Company, with the Company being the surviving corporation (in such capacity, the "Surviving Corporation") and becoming an indirect wholly owned subsidiary of ECA. As a result of the Merger, each share of Common Stock outstanding immediately prior to the Effective Time, other than shares of Common Stock as to which dissenters' rights have been duly asserted and perfected in accordance with West Virginia law and shares held by
ECA or its subsidiaries, will be converted into the right to receive the Merger Consideration of $12.00 in cash, without interest. The amount of the Merger Consideration was determined through arm's length negotiations between the Company and ECA. After the Effective Time, stockholders of the Company will no longer have an equity interest in the Company.

          As of the Effective Time, each share of Common Stock held as treasury stock by the Company or held by ECA or its subsidiaries will be canceled and retired and will cease to exist, and no exchange or payment will be made with respect to such shares.

Background of the Merger

          On October 29, 1993, the WVPSC issued an order relating to Mountaineer's 1993 request for an increase in its base rates. In such order, the WVPSC put Mountaineer on notice that, in its next base rate filing, any savings generated by Mountaineer's participation in the Company's consolidated tax return would be passed through to Mountaineer's ratepayers unless persuasive legal or accounting arguments were presented to convince the WVPSC to act otherwise. The Company's management and Board of Directors believed that these events could reduce Mountaineer's revenues and the Company's income. Consequently, in late calendar year 1993, the Company's Board of Directors began to evaluate alternative strategic courses of action for the Company, such as a restructuring, a sale of all or a portion of Mountaineer or the Company, or a strategic acquisition or acquisitions. The Board of Directors determined that in light of, among other things, regulatory constraints on the rate of return the Company could earn on a strategic acquisition, value for the Company's stockholders would be maximized through the sale of Mountaineer or the Company to a well-situated buyer.

          In January 1994, the Company retained Allen & Company to assist it in this process. During the first half of calendar year 1994, the Company either contacted or received unsolicited inquiries from, and pursued confidential discussions with, several potential acquirors, including ECA. ECA first contacted Allen & Company on an unsolicited basis in April 1994 to discuss the possible acquisition of Allen
& Company's holdings of the Common Stock. In early 1994, prior to the May 11, 1994 execution of a confidentiality agreement between the Company and ECA, ECA had acquired a position constituting
4.3% of the Company's outstanding Common Stock through open market purchases. Pursuant to such confidentiality agreement, the Company subsequently provided ECA with certain confidential information concerning its business, operations and finances. From May 1994 through August 1994, the Company continued discussions with ECA as well as other potential acquirors. Throughout the negotiations with
ECA and the other potential acquirors (which negotiations ranged from discussions limited to public information to substantial production of information pursuant to confidentiality agreements and discussions concerning price), Allen & Company provided the Company and its Board of Directors with analytical support and advice.

          After preliminary discussions during the spring and early summer of 1994 in which ECA indicated an interest in acquiring all of the outstanding shares of the Company's Common Stock at a purchase price in the range of $10 to $14 per share, and after further due diligence, ECA in late August 1994 orally submitted an initial proposal to acquire such shares at $11 per share. In September 1994, ECA submitted a definitive offer to the Company for an increased cash price of $12.00 per share. Management agreed to present ECA's offer to the Company's Board of Directors at the Board's regularly-scheduled meeting on September 27, 1994. During that month, the Company continued discussions with those other companies still interested in an acquisition of the Company or Mountaineer; however, none of these companies was willing to make a bid as favorable as ECA's. At its meeting commenced on September 27, after consideration of a number of factors (including those listed below under "Reasons for the Merger"), the Company's Board generally approved the price offered by ECA and authorized management to continue discussions with ECA to resolve other issues (including, among other things, the timing of various conditions to the Merger Agreement and the Company's right to negotiate with unsolicited suitors) relating to its bid. Allen & Company assisted the Company throughout these discussions and negotiations.

          On September 29, 1994, the Company and ECA reached an agreement in principle, subject to the completion of final documentation, for the Company to merge with and into ESC, at a cash price to the Company's stockholders of $12.00 per share, and the Company issued a press release announcing that it had reached an agreement in principle with an unnamed acquiror. After conclusion of the
Company's Board meeting on September 30, the Merger Agreement was finalized and signed, and the Company issued an additional press release to such effect.

          In November, 1994, subsequent to execution of the Merger Agreement, the Company conducted discussions with another potential acquiror which had made an unsolicited expression of interest in acquiring the Company subsequent to execution of the Merger Agreement. However, such potential acquiror declined to make a bid for the Company.

          On February 3, 1995, ECA, ESC, AESI and the Company signed the First Amendment to the Merger Agreement, amending the Merger Agreement to provide that the Company should instead be the Surviving Corporation in a merger with AESI.

Reasons for the Merger

          At its meeting held on September 27, 1994 and continued on September 30, 1994, the Company's Board of Directors unanimously approved the Merger Agreement and determined that the proposed acquisition of the Company by ECA through the Merger, with a Merger Consideration of $12.00 in cash per share, offers significant financial benefits to, and is in the best interests of, the Company's stockholders. In reaching the foregoing conclusions, the Company's Board of Directors considered a number of factors including, without limitation, the following material factors:

          (i) The Company's existing businesses, financial condition, results of operations and prospects in light of its regulatory environment.

          (ii) The presentation by Allen & Company at the Company's Board meeting on September 27 and 30, 1994 in delivering its oral opinion (subsequently confirmed in writing) that as of such date, the Merger Consideration to be received by the Company's stockholders was fair from a financial point of view. (A copy of Allen & Company's written opinion appears as Appendix B to this Proxy Statement.)

          (iii) The historical and anticipated trading prices of the Common Stock on the NASDAQ National Market System, including the fact that the Merger Consideration represented a 39.13% premium over the closing price of the Common Stock on the day before announcement of the Company's agreement in principle to merge.

          (iv) The process by and the extent to which the Board and the Company's management and advisors considered the Company's alternative strategic courses of action, including the Company's discussions throughout calendar year 1994 with several potential acquirors, including ECA.

          (v) The process pursuant to which the Company's management and advisors negotiated the terms and conditions of the Merger Agreement.

          (vi) The terms and conditions of the Merger Agreement, including (a) the ability of the Company to furnish information and engage in discussions or negotiations with other bidders consistent with the fiduciary duties of the Board, (b) the ability of the Company to enter into an agreement with a higher bidder, subject to payment of a reasonable Break-up Fee (as defined under "Amendment and Waiver; Termination" below), and (c) ECA's agreement to pay a fee to the Company if, by November 12, 1994, it had failed to obtain or arrange for financing for the Merger.

          The Board also considered, among other things, certain regulatory and tax consequences and possible conflicts of interest among certain of the Company's officers and advisors with respect to the Merger. See "Regulatory Review," "Conflicts of Interest" and "Certain Federal Income Tax Consequences" below.


          The Board of Directors did not assign any relative weights to the various factors listed above, but instead considered them as a totality in reaching its decision.

Opinion of Financial Advisor to the Company

          On September 27 and 30, 1994, Allen & Company, the Company's financial advisor in connection with the Merger, delivered to the Company's Board of Directors its presentation and oral opinion, which was subsequently confirmed in writing as of the date hereof, to the effect that, as of the date hereof, the Merger Consideration to be received by the Company's stockholders in the Merger is fair to the stockholders (other than ECA and its subsidiaries) from a financial point of view. Allen & Company's opinion addressed only the fairness, from a financial point of view, of the Merger Consideration and is not a recommendation to any stockholder of the Company as to how such stockholder should vote at the Annual Meeting.

          The full text of Allen & Company's opinion, dated as of April 13, 1995, appears as Appendix B to this Proxy Statement. Stockholders are urged to read such opinion in its entirety for a description of the procedures followed, assumptions made and matters considered in and qualifications to, the review undertaken by Allen & Company in connection therewith.

          Prior to the delivery of its written opinion, Allen & Company performed certain procedures to update some of the analyses performed in connection with the delivery of its presentation and oral opinion at the Company's September Board meeting and reviewed with the management of the Company the assumptions on which such analyses were based. The results of such analyses were consistent with those arrived at in connection with Allen & Company's oral opinion.

          In connection with its written opinion, Allen & Company reviewed, among other things, the Merger Agreement, this Proxy Statement, the Annual Reports to Stockholders and Annual Reports on
Form 10-K of the Company for the five years ended June 30, 1994, certain interim reports to stockholders and Quarterly Reports on Form 10-Q, certain other communications from the Company to its stockholders, and certain internal financial information and analyses prepared by the Company's management. Allen & Company also had discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects. In addition, Allen & Company reviewed the reported price and trading activity for the Common Stock, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded and reviewed the financial terms of certain recent business combinations and acquisitions.

          In conducting its analysis and arriving at its opinion, Allen & Company assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it by the
Company, or that is publicly available, and did not attempt to independently verify any of such information. Allen & Company did not make an independent evaluation or conduct any appraisal of the assets and liabilities of the Company, nor was it furnished with any such evaluation or appraisal. With respect to information relating to the future business, operations and prospects of the Company, Allen &
Company relied solely and exclusively upon information prepared by the Company's management and provided to it by the Company and assumed that such information reflects the best currently available estimates and judgments of the Company with respect to such information.

          In its review, Allen & Company took into account an assessment of general economic, market and financial conditions and certain industry trends and related matters. Its opinion necessarily is based upon conditions as they currently exist and can be evaluated only on the date thereof. Furthermore, for purposes of its opinion, Allen & Company was not asked to consider, and did not consider, the effect of any federal, state or local tax laws on the Company or its stockholders and has confined its review to the receipt by such holders of the Merger Consideration.

          The following is a summary of certain financial analyses performed by Allen & Company in arriving at its written opinion dated as of April 13, 1995, but does not purport to be a complete description of the analyses performed by Allen & Company for such purposes.

          Comparable Public Company Analysis. Allen & Company reviewed and compared certain actual and estimated financial, operating and stock market information for the Company with similar information for certain selected publicly traded natural gas distribution companies: Atmos Energy Corp., Connecticut Energy Corp., Connecticut Natural Gas Corp., Consolidated Natural Gas Co. Inc.,
Equitable Resources Inc., North Carolina Natural Gas Corp., New Jersey Resources Corp., NORAM Energy Corp., Pacific Enterprises, Piedmont Natural Gas Co. Inc., UGI Corp., United Cities Gas Co. and Utilicorp United Inc. (collectively, the "Comparable Companies"). The Comparable Companies were selected because they were publicly traded companies that operate in similar or related lines of business as the Company. Allen & Company reviewed the Comparable Companies in terms of various historical financial measures and in terms of various multiples that certain of this information represents in comparison to certain other information. In particular, such analysis indicated that, as of September 26, 1994, the day preceding the meeting of the Company's Board of Directors regarding, and two days preceding the announcement of, the Merger, the market price of shares as a multiple of latest twelve month ("LTM") earnings ranged from 10.6x to 19.8x with a mean of 14.2x for the Comparable Companies, versus a multiple of LTM earnings of 9.0x for the Company. The analysis further indicated that the total value (defined as equity market capitalization plus the principal amount of outstanding debt plus the book value of preferred stock, if any, less cash) as a multiple of earnings before interest and taxes ("EBIT") (in each case based on the LTM financial results) ranged from 5.9x to 13.3x, with a mean of 9.7x, for the Comparable Companies, versus a multiple of LTM EBIT of 7.9x for the Company. Allen & Company observed that the multiples for the Company were lower than the means for the Comparable Companies, that this was likely due in part to relatively high levels of earnings and EBIT for the Company during the period in question and that, unlike the Comparable Companies, the
Company did not pay a dividend during the period analyzed. Based upon a Merger Consideration of $12.00 per share, the multiple of LTM earnings was 12.6x, which compares more favorably to the mean earnings multiple, and the multiple of LTM EBIT was 10.0x, which was higher than the mean LTM EBIT multiple for the Comparable Companies.

          Allen & Company also conducted the analysis of the Comparable Companies as of March 31, 1995, which indicated that, as of such date, the market price of shares of the Comparable Companies as a multiple of LTM earnings for such companies ranged from 11.6x to 20.1x, with a mean of 14.8x, and that the total value of the Comparable Companies as a multiple of LTM EBIT for such companies ranged from 7.3x to 16.0x, with a mean of 11.7x. Considering data as of March 31, 1995, but using the market price of the Company on September 26, 1994 (the day preceding the meeting of the Company's
Board of Directors regarding, and two days preceding the announcement of, the Merger), the multiples of LTM earnings and LTM EBIT for the Company were 10.3x and 9.7x, respectively, more in line with the respective means for the Comparable Companies as compared to the analysis for such data as of September 26, 1994. The multiples of LTM earnings and LTM EBIT for the Company based upon the Merger Consideration of $12 per share were 14.3x and 12.0x, respectively, which compare more favorably to the mean multiples for the Comparable Companies.

          Comparison With Other Transactions. Allen & Company reviewed publicly available information regarding certain transactions, either consummated or pending, in the past five years involving business combinations or acquisitions of certain natural gas distribution companies, including Texas Oil & Gas Corp., Entex, Inc., Diversified Energies, Inc., Louisiana General Services, Inc., Acadian Gas Group,
Iowa Southern Inc., Arkla Exploration Company and Greely Gas Company. In this regard, and to the extent such information was publicly available, Allen & Company analyzed the aggregate transaction value in such transactions as a multiple of LTM EBIT and the aggregate equity value as a multiple of LTM earnings. Allen & Company's analysis of the foregoing transactions indicated multiples of LTM
EBIT which ranged from 2.9x to 26.5x, with a mean of 8.7x as compared to a corresponding multiple of 10.0x for the Merger; and a multiple of LTM earnings ranging from 8.6x to 34.2x, with a mean of
12.2x, as compared to a corresponding multiple of 12.6x for the Merger. The multiples for the Merger were higher than the mean multiples for the foregoing transactions.

          Allen & Company also reviewed publicly available information regarding certain transactions in the past two years involving all-cash acquisitions ranging from $50 million to $200 million in equity value, including the acquisitions of Southwestern Electric Service, Ohio Bancorp, Peoples Westchester Savings Bank, Hall-Mark Electronics Corp., Mid-State Federal Savings & Loan Association, Amoskeag
Co., Damon Corp., Fortune Bancorp Inc., GWC Corp., Home Federal Bancorp of Missouri, Summit Health Limited, Electromedics Inc., TakeCare Inc., Pioneer Financial Corp., Germantown Savings Bank, Adia Services Inc., Premiere Page Inc., Trident NGL Holding Inc., Knogo Corp. and Security First Corporation. These transactions were selected because of their size relative to the Merger and the amount of publicly available information regarding them. Allen & Company's analysis of the transactions indicated premiums paid versus the respective closing prices immediately preceding the relevant announcement dates which ranged from a high of 88%, to a low that was a discount of 8%, with a mean premium of 27%, as compared to a corresponding premium, as determined as of September 28, 1994, the last trading day immediately preceding the announcement of the Merger, of 39% to be paid by ECA in connection with the Merger. Allen & Company then analyzed the premium to be paid by ECA in connection with the Merger, expressed as a percentage of the average closing prices for the Common Stock over the last twenty trading days determined as of September 27, 1994, which equaled 45%.

          Historical Relative Trading and Valuation Comparisons. Allen & Company has examined the history of the trading prices for the Common Stock of the Company, the ratio of the trading price to actual earnings and the ratio of the trading price to estimated earnings, and the relationship between the movements in the prices of such shares and ratios and movements in certain stock indices. Allen
& Company also compared the Merger Consideration to be received per share of Common Stock to the historical public trading prices of the Common Stock and noted that such consideration represents a premium over the historical trading prices.

          The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Allen & Company's opinion. In arriving at its opinion, Allen & Company considered the results of all such analyses and did not assign any particular weight to the results of any particular analysis. The analyses were prepared for the purpose of Allen & Company's providing its opinion as to the Merger
Consideration to be received by the Company's stockholders in the Merger being fair to the stockholders from a financial point of view and do not purport to be appraisals or to necessarily reflect the prices at which businesses or securities of the Company actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. The foregoing summary is qualified by reference to the written opinion of Allen & Company which is attached to this Proxy Statement as Appendix B.

          Allen & Company has advised the Company that, in the ordinary course of business, it may trade the equity securities of the Company for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

          Allen & Company was selected by the Company as its financial advisor based on its reputation, experience and expertise. Allen & Company is a nationally recognized investment banking firm that is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Allen & Company is familiar with the Company, having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger. During the past two years, Allen & Company has provided certain other financial advisory, brokerage and investment banking services to the Company but has not received any customary fees for such services (exclusive of compensation to be received in connection with the Merger), except for brokerage fees aggregating approximately
$40,000 in connection with the Company's stock repurchase program. The Company's Board of Directors was aware of Allen & Company's equity ownership in the Company and believed that Allen & Company, in contrast to an unaffiliated financial advisor, would have an added incentive to obtain the best possible price for the Company's stockholders. For a description of Allen & Company's ownership of the Company's Common Stock, see "Voting Securities and Principal Holders Thereof".

          Pursuant to a letter agreement (the "Engagement Letter"), the Company retained Allen & Company as its financial advisor in connection with its evaluation of alternative strategic courses of action, including a possible sale or disposition of stock or assets, financing or investment or other transaction involving the Company or its business (a "Transaction"), and including responding to various unsolicited approaches that had been received by the Company regarding a Transaction. Under that engagement, Allen & Company agreed to assist the Company regarding such alternative strategic courses of action, including the prospects of a Transaction, and to the extent requested by the Company, to identify and contact other potential buyers or investors. In addition, Allen & Company agreed to assist the Company in evaluating any offers or proposals received respecting any Transaction. If the Company elected to proceed with any specific proposal, Allen & Company agreed to assist the Company in structuring, negotiating and documenting, and otherwise assist in taking necessary steps toward consummating, such proposed Transaction. In addition, the Engagement Letter provided that, if appropriate in view of the nature and circumstances surrounding any particular Transaction, and if requested by the Company, Allen & Company would deliver an opinion to the Board of Directors of the Company as to the fairness, from a financial point of view, of the consideration to be received by the Company's stockholders in connection with such Transaction. Under the terms of the engagement, although Allen & Company received no retainer, it is to receive a fee upon consummation of any such Transaction (including the Merger) equal to 2% of any and all Consideration (as defined in the Engagement Letter) paid or payable to the Company's securityholders in connection with such Transaction up to the Threshold Amount (defined in the Engagement Letter generally to mean the amount of Consideration received in such Transaction in excess of $10 per share of Common Stock) and 4% of any and all Consideration in excess of the Threshold Amount. Pursuant to the Engagement Letter, as compensation for its services in connection with the Merger, the Company will pay Allen & Company a transaction fee of approximately $2.2 million, if the Merger is consummated at a Consideration of $12.00 per share. Whether or not the Merger is consummated, the Company has agreed, pursuant to the Engagement Letter, to reimburse Allen & Company for all its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, incurred in connection with its engagement by the Company and to indemnify Allen & Company against certain liabilities and expenses in connection therewith.

Effective Time

          The Effective Time with respect to the Merger will be the date on which articles of merger are filed with, and a certificate of merger has been issued by, the Secretary of State of the State of West
Virginia in accordance with the WVCA. It is anticipated that this will occur as promptly as practicable after receipt of all necessary corporate approvals and regulatory review and the expiration of all applicable waiting periods in connection with approvals of governmental authorities and after all conditions to the consummation of the Merger Agreement have been satisfied or waived.

Payment Procedures and Paying Agent

          As soon as practicable after the Effective Time, ECA will cause Bank of Nova Scotia, acting in its capacity as paying agent for ECA (the "Paying Agent"), to mail to each former holder of record of Common Stock a form of letter of transmittal, together with instructions for the exchange of such holder's certificates previously representing Common Stock for the Merger Consideration. Stockholders should not send in any stock certificates representing Common Stock until they receive the letter of transmittal and instructions from the Paying Agent.

          Promptly following the surrender by a stockholder to the Paying Agent of one or more certificates previously representing Common Stock, together with a properly completed and executed letter of transmittal, the Paying Agent will issue and mail to such holder a check in the amount to which such holder is entitled.

          After the Effective Time, there will be no transfers on the Company's stock transfer books of Common Stock issued and outstanding immediately prior to the Effective Time. No interest will be paid or accrued on the Merger Consideration, nor will any dividends be paid to, or accrued for the benefit of, former holders of Common Stock after the Effective Time. If certificates previously representing
Common Stock are presented to the Company after the Effective Time, they will be canceled and exchanged for the Merger Consideration deliverable in respect thereof in accordance with the foregoing procedures.

          None of the Company, the Surviving Corporation, ECA, the Paying Agent or any other person will be liable to any former holder of Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          If a certificate for Common Stock has been lost, stolen or destroyed, the Paying Agent will issue the Merger Consideration properly payable in accordance with the Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant and appropriate and customary indemnification.

          The holders of any shares of Common Stock with respect to which dissenters' rights have been properly perfected will have the right to receive the fair value of such shares in accordance with the procedures described under "Dissenters' Rights" below and in Appendix C to this Proxy Statement.

Representations and Warranties

          The Company has made certain representations and warranties to ECA, ESC and AESI in the Merger Agreement with respect to, among other things, organization, authorization, capitalization, ownership of subsidiaries, financial statements and public disclosure materials furnished in connection with the proposed Merger and the absence of material adverse changes, and ECA, ESC and AESI have made certain representations and warranties to the Company with respect to, among other things, organization and authorization.

Conditions to Consummation of the Merger

          The respective obligations of ECA and AESI, on the one hand, and the Company, on the other hand, to cause the Merger to be consummated are subject to certain conditions, including the following: (i) the approval of the Merger Agreement by the holders of a majority of the shares of Common Stock outstanding on the Record Date; (ii) satisfactory regulatory review; (iii) the expiration or termination of the applicable waiting period under the HSR Act (which occurred on April 4, 1995); (iv) the representations and warranties of the other party or parties to the Merger Agreement being true and correct in all material respects as of September 30, 1994 and as of the date of the closing of the Merger, and the performance by the other party or parties in all material respects of all agreements and covenants required by the Merger Agreement to be performed thereby; (v) the absence of any statute, rule, regulation, judgment, decree or injunction by a governmental authority of competent jurisdiction prohibiting consummation of the transactions contemplated by the Merger Agreement or imposing material restrictions on ECA or the Company in connection with the Merger or with respect to their business operations, either prior to or subsequent to the Merger; and (vi) the delivery to each of various certificates and opinions. See "Regulatory Review" below. The obligation of the Company to cause the Merger to be consummated is also subject to the condition that the opinion of Allen & Company, a copy of which appears as Appendix B hereto, shall not be withdrawn.

Amendment and Waiver; Termination

          Amendment and Waiver. Prior to the Effective Time, any provision of the Merger Agreement may, subject to the applicable provisions of the WVCA, be modified or amended at any time by an agreement in writing among the parties. The conditions to each party's obligation to consummate the Merger may be waived by such party in whole or in part to the extent permitted by applicable law.

          Termination. The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the Company's stockholders, as follows: (i) by the mutual consent of the Company and ECA; (ii) by either the Company or ECA, in the event that (x) the Merger is not consummated by June 30, 1995 (provided, that ECA may, in its sole discretion, extend such termination date during the pendency of any Higher Proposal (as described under "No Solicitation; Higher Proposals" below) and, if the transaction contemplated by such Higher Proposal is not consummated for a reasonable period thereafter, in order to consummate the Merger), (y) the Company's stockholders fail to approve the Merger Agreement at the Annual Meeting, or (z) a breach, which cannot be cured or is not cured within a reasonable time following demand therefor by the other party hereto, of any representation, warranty, covenant or agreement contained in the Merger
Agreement which would constitute a Material Adverse Effect as defined in the Merger Agreement; (iii) by ECA if either (x) the Company shall have entered into an agreement with respect to a Higher
Proposal and such agreement is in effect at the time of termination or (y) the Company's Board of Directors shall have withdrawn, modified in a manner adverse to ECA or AESI, or refused to reaffirm its recommendation that stockholders approve the Merger Agreement (provided, that a temporary suspension of such recommendation while the Board considers another bid shall not entitle ECA to terminate the Merger Agreement); and (iv) by the Company, if the transaction contemplated by a Higher Proposal is consummated. In the event that (i) any person or "group" (as such term is defined in Section
13(d)(3) of the Exchange Act), other than ECA and its subsidiaries and affiliates, becomes the beneficial owner of 51% or more of the outstanding shares of Common Stock and the holders of Common
Stock do not approve the Merger Agreement, or (ii) ECA terminates the Merger Agreement pursuant to clause (iii)(x) of the preceding sentence and the transaction contemplated by the Higher Proposal referred to therein is consummated, the Company is required to pay ECA $3,500,000 (the "Break-up Fee").

Regulatory Review

          On November 17, 1994, ECA caused a petition requesting
WVPSC approval of the Merger to be filed with the WVPSC.  The
WVPSC has scheduled a public hearing with respect thereto on April 25, 1995.

          Consummation of the Merger and payment of the Merger Consideration were subject to expiration or termination of the applicable waiting period under the HSR Act. Notification and Report
Forms were filed with respect to the Merger with the Federal Trade Commission and Justice Department by the principal stockholder of ECA and by the Company on January 9 and 10, 1995, respectively.
On February 9, 1995, the Company and ECA received requests for additional information from the Justice Department, extending the waiting period under the HSR Act. However, the waiting period was terminated on April 4, 1995.

          ECA and the Company are not aware of any governmental approvals or actions that are required for consummation of the Merger, except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. If such approval or action is required, there can be no assurance that satisfactory regulatory review will occur, and there can be no assurance as to the date any such review will be completed. See "Conditions to Consummation of the Merger" and "Amendment and Waiver; Termination" above.

Conduct of Business Pending the Merger

          The Merger Agreement contains certain provisions regarding the conduct of the Company's business pending consummation of the Merger. In particular, the Company has agreed that prior to the Effective Time (except with ECA's consent, which may not be unreasonably withheld), it will (a) conduct its business only in the ordinary and usual course and use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates; (b) not sell or pledge any stock owned by it in any of its subsidiaries;
(c) not amend its
Articles of Incorporation or By-Laws; (d) not split, combine or reclassify the outstanding shares of Common Stock; (e) not declare, set aside or pay any dividend or distribution payable in cash, stock or property; (f) not issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or other rights to acquire any shares of its capital stock or the capital stock of its subsidiaries or any other property or assets (except pursuant to options outstanding on September 30, 1994 under the Company's 1987 Plan); (g) not transfer, lease, license, sell, pledge or dispose of any assets or incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business; (h) not acquire directly or indirectly any shares of the Company's capital stock; (i) not authorize capital expenditures in excess of $500,000 individually or $15 million in the aggregate, or make any acquisition of, or investment in, assets or stock of any other person or entity in excess of $50,000; (j) not grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its subsidiaries, nor establish, adopt, enter into, make any new grants or awards under or amend, any benefit plans (including any bonus, compensation or severance plans or other plans or arrangements for the benefit of any directors, officers or employees) or any collective bargaining agreement, except for amendments required by law, renewals of existing collective bargaining agreements and extension of existing employment contracts in accordance with the terms thereof; (k) not, without consultation with ECA, settle or compromise any material claims or litigation or, except in the ordinary course of business, modify, amend or terminate any material contracts or waive, release or assign any material rights or claims; (l) not make any tax election or permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to ECA, except in the ordinary and usual course of business; and (m) not authorize or enter into an agreement to do any of the foregoing.

No Solicitation; Higher Proposals

          The Company has agreed not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal or offer (an "Acquisition Proposal") with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries. The Company has also agreed not to engage in any negotiations or discussions with, or provide any confidential information to, any person relating to an Acquisition Proposal, or otherwise act to facilitate any effort or attempt to make or implement an Acquisition Proposal, except to the extent legally required for the discharge by the Company's Board of Directors of its fiduciary duties. The Merger Agreement requires the Company to notify ECA as promptly as practicable upon the occurrence of any of the foregoing events.

          The Merger Agreement also provides that if the Company has received a bona fide written Acquisition Proposal which the Board of Directors determines in good faith, after consultation with its financial advisors, is more favorable, from a financial point of view, to the Company's stockholders than the Merger, taking into account the financial responsibility of the party making the proposal and such party's ability, as then reasonably determinable by the Company, to obtain satisfactory regulatory review of the proposed transaction (a "Higher Proposal"), the Company will give ECA written notice of the
Higher Proposal ten business days before entering into any agreement with respect to the Higher Proposal or as soon as practicable; provided, however, that if the Company fails to give ten business days' notice to ECA, such agreement must expressly permit the Company to consider proposals which are more favorable from a financial point of view than such Higher Proposal, without entitling such other party to any fees or other compensation, including by the grant of an option. If ECA does not make a counter proposal that the Company's Board of Directors believes in good faith, after consultation with its financial advisors, is more favorable, from a financial point of view, to the Company's stockholders than such Higher Proposal, the Company may enter into an agreement with respect to, and consummate, the Higher Proposal, subject to the provisions of the Merger Agreement with respect to termination and the Break-up Fee. If the Higher Proposal is not consummated for any reason, the Merger Agreement will again be fully in effect.

Conflicts of Interest

          Certain members of the Company's management and its Board of Directors and certain of the Company's affiliates may be deemed to have interests in the Merger in addition to their interests, if any, as stockholders of the Company generally. The Board was aware of these factors and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

          Stock Options. The Merger Agreement provides that, at the Effective Time, holders of options outstanding under the 1987 Plan will receive a cash payment for each option held equal to the Merger
Consideration minus the per-share exercise price of the option, and such options will be canceled. Accordingly, at a Merger Consideration of $12.00 per share, Messrs. McMillian, Grant, Fletcher and Pittman would receive cash payments of $3,840,000, $103,803, $64,224 and $67,500, respectively, and four other officers of the Company and Mountaineer would receive cash payments aggregating $125,625, for a total of $4,201,152, in consideration of options cancelled at the Effective Time. See "Voting Securities and Principal Holders Thereof" and "Executive Compensation."

          Employment Contracts. The 1995 Employment Agreements between the Company and certain executive officers provide that, upon consummation of the Merger and satisfaction of certain other conditions, such officers will be entitled to receive future monthly payments in such amounts, and commencing on such dates, as would result in a present value just below the amount which would constitute a "parachute payment" under Section 280G of the Code (approximately $802,000, $647,000 and $616,000 for Messrs. Grant, Fletcher and Pittman, respectively, assuming an Effective Time of June 1, 1995), discounted at the applicable federal rate ("AFR") (assumed at the date hereof to be the March 1995 rate of 9.34%), as specified in
Section 280G. The amount and timing of such payments cannot be determined with certainty until the date on which the change of control occurs, as they are dependent on the AFR then in effect in accordance with Section 280G of the Code. These payments contemplated by the 1995 Employment Agreements supersede the Company's obligation to make both the lump-sum payments to which such officers would have been entitled under the change of control provisions of their 1993 Employment Agreements and the payments to which they otherwise would have been entitled under the Company's SERP. The 1995 Employment Agreements additionally provide that the Company will, at any such officer's request (within certain time periods), purchase his principal residence at fair market value or, in the case of one officer, his basis therein. See "Executive Compensation -- Employment Contracts."

          Letter Agreements. In order to ensure stability of operations in the event an offer to acquire the Company were ever made, the Company, by letters dated September 21, 1994 to fourteen officers and key employees of the Company and Mountaineer, agreed to provide such officers and employees with varying packages of benefits in the event of such an offer, provided, in each case, that such officer or employee continued his or her employment with the Company until a change of control became effective (or, if earlier, until the Company terminated such officer's or employee's employment in contemplation of a change of control). These benefits, totalling an estimated $562,900, include payment of an amount up to such officer's or employee's previous year's base salary and/or his or her assigned
Company car. Pursuant to these letters, each of the named executive officers would be entitled to receive his Company car (in addition to any other compensation or benefits to which such officer is otherwise entitled under an employment contract or otherwise). The Company has estimated the value of each such officer's car to be as follows: Mr. McMillian, $23,925; Mr. Grant, $20,175; Mr. Fletcher, $15,625;
and Mr. Pittman, $16,475. The remaining ten officers and key employees, as a group, would be entitled to receive cash payments aggregating $386,650 and Company cars having a total value estimated at approximately $100,050 under the letter agreements.

          SERP. The Company's SERP provides that, upon a "change of control," participating employees will become entitled to receive a portion of their retirement benefits for each year of participation in the SERP. Under the SERP, Mr. McMillian would be entitled to receive future monthly payments of $3,333 for a period of 10 years commencing on his normal retirement date. In the case of executive officers who are party to the 1995 Employment Agreements, in the event of a change in control, such officers will be entitled to future payments in accordance with the terms of the 1995 Employment
Agreements. See "Employment Contracts" above and "Executive Compensation -- Employment Contracts." As defined in the SERP, a "change of control" would be deemed to occur upon approval by the Company's stockholders of the Merger.

          Indemnification. The Merger Agreement provides that ECA shall, from and after the Effective Time, indemnify and hold harmless each present and former director and officer of the Company, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at, or after the Effective Time to the fullest extent the Company would have been permitted under West Virginia law and its By-laws to indemnify such person.

          Financial Advisor. Allen & Company, a principal stockholder of the Company, is acting as financial advisor to the Company in connection with the Merger. Mr. Wit, one of the Company's directors, is a member of the Executive Committee of Allen & Company. Pursuant to the Engagement Letter between Allen & Company and the Company, if the Merger is consummated at a Merger Consideration of $12.00 per share, Allen & Company will be entitled to receive a fee of approximately $2.2 million, plus reimbursement of expenses. If the Merger is not consummated, Allen & Company will be entitled to receive reimbursement of expenses. See "Opinion of the Financial Advisor" above.

Dissenters' Rights

          Any stockholder who does not wish to receive the Merger Consideration has the right to seek relief as a dissenting stockholder under Sections 31-1-122 and 31-1-123 of the WVCA. However, a holder of shares of Common Stock shall only be entitled to such rights if such holder complies with Section 31-1-123 of the WVCA. The following summary does not purport to be a complete statement of the method of compliance with Section 31-1-123 and is qualified in its entirety by reference to that Section, which is attached hereto as Appendix C.

          A stockholder of the Company who wishes to exercise his right to dissent (i) must file a written objection to the Merger with the Company prior to or at the Annual Meeting and (ii) must not vote for the adoption of the Merger Agreement. Any stockholder returning a blank executed proxy card will be deemed to have voted "FOR" the Merger Agreement, thereby waiving any such dissenters' rights.
A stockholder may dissent as to less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different stockholders.

          If the Merger Agreement is approved by the required vote, a stockholder who has complied with the procedure set forth in the immediately preceding paragraph (a "Dissenting Stockholder") may, within ten days after the Annual Meeting, make written demand on the Surviving Corporation for payment of the fair value of such Dissenting Stockholder's shares. If the Merger is effected, the Surviving
Corporation shall pay to such Dissenting Stockholder, upon surrender of the certificate or certificates representing such Dissenting Stockholder's dissenting shares, the fair value of the shares of Common
Stock represented by such certificates as of the day prior to the date of the Annual Meeting, excluding any appreciation or depreciation in anticipation of the Merger.

          Any written objection to the Merger Agreement or demand for payment pursuant to the immediately preceding paragraphs should be mailed or delivered to the Company (or the Surviving Corporation, as the case may be) at 300 Capitol Street, Suite 1600, Charleston, West Virginia 25301, Attention: Secretary, or delivered at the Annual Meeting. Because written objections mailed to the
Company must be received prior to the Annual Meeting and demands for payment must be received by the Company (or the Surviving Corporation) within ten days after the date of the Annual Meeting, it is recommended, although not required, that a stockholder using the mails use certified or registered mail, return receipt requested, to confirm that he has made a timely delivery.

          Any Dissenting Stockholder failing to make demand within the ten-day period specified above shall be bound by the terms of the Merger. Any Dissenting Stockholder making such demand shall be entitled only to payment of the fair value of such Dissenting Stockholder's shares, and shall not be entitled to vote or to exercise any other rights of a stockholder.

          Once a demand for payment is made by a Dissenting Stockholder, no such demand may be withdrawn without the consent of the Company (or the Surviving Corporation). In addition, if any of
(i) the Company (or the Surviving Corporation) consents to the withdrawal of the demand, (ii) the Merger is abandoned or rescinded or the stockholders fail to approve the Merger, (iii) no demand or petition for the determination of the fair value by a court of competent jurisdiction has been made or filed within 30 days after the Surviving Corporation receives written demand from any Dissenting Stockholder, or (iv) a court of general civil jurisdiction determines that the stockholder is not entitled to the relief provided by Section 31-1-123 of the WVCA, then the stockholder will not have the right to be paid the fair value for his shares and his status as a stockholder will be restored without prejudice to any corporate proceedings which may have been taken during the interim.

          Within 20 days after demanding payment for his shares, each Dissenting Stockholder demanding payment must submit the certificate or certificates representing his shares to the Company (or the
Surviving Corporation) for notation thereon that such demand has been made. His failure to do so shall, at the option of the Company (or the Surviving Corporation), terminate his dissenter's rights unless a court of competent jurisdiction, for good and sufficient cause shown, shall otherwise direct.

          Within ten days after the consummation of the Merger, the Surviving Corporation will give written notice of the Merger, accompanied by the Company's most recent balance sheet and profit-and-loss statement, to each Dissenting Stockholder who has made a proper demand and will offer to pay for his shares at a price deemed by the Surviving Corporation to be the fair value thereof. If the Surviving
Corporation and the Dissenting Stockholder agree upon the fair value of such Dissenting Stockholder's shares within 30 days after the consummation of the Merger, the Surviving Corporation will pay for the shares within 90 days after the consummation of the Merger, upon surrender of the related certificate or certificates, and the Dissenting Stockholder shall cease to have any interest in such shares. If the Surviving Corporation and the Dissenting Stockholder do not so agree within 30 days after the consummation of the Merger, then within 30 days after receipt of written demand from such Dissenting
Stockholder (which written demand must be given by such stockholder within 60 days after the Merger is consummated), the Surviving Corporation must file a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be determined. If the Surviving Corporation fails to institute such proceedings, any Dissenting Stockholder may do so in the name of the Surviving Corporation.
All Dissenting Stockholders, wherever residing, may be made party to the proceedings, and all Dissenting Stockholders who are parties to the proceeding shall be entitled to judgment against the Surviving
Corporation for the amount of the fair value of their shares.
The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value of the Dissenting Stockholders' shares.

          A judgment against the Surviving Corporation, which shall include interest, shall be payable only upon and concurrently with the surrender to the Surviving Corporation of the certificate or certificates representing a Dissenting Stockholder's dissenting shares, and upon payment of the judgment, the Dissenting Stockholder shall cease to have any interest in such shares. The costs and expenses of any such proceeding (excluding the fees and expenses of counsel or expert witnesses) shall be determined by the court and shall be assessed against the Surviving Corporation.
          If the court finds that a failure by Dissenting Stockholders to accept an offer from the Surviving Corporation was arbitrary, vexatious or not in good faith, any part of such costs and expenses may be assessed against any or all of such Dissenting Stockholders who were party to the proceeding.

          Failure to follow any step required by Section 31-1-123 of the WVCA in connection with the exercise of dissenters' rights may result in the termination of such dissenters' rights.

Accounting Treatment

          ECA intends to treat the Merger as a purchase for accounting purposes.

Certain Federal Income Tax Consequences

          The following discussion of the principal federal income tax consequences of the Merger is based upon the provisions of the Code, the regulations thereunder, judicial authority, administrative rulings and practice as of the date hereof and the advice of Stroock & Stroock & Lavan, counsel to the Company. The following discussion does not address the federal income tax consequences to special classes of taxpayers, including, without limitation, foreign corporations, tax exempt entities and persons who acquired their shares of Common Stock pursuant to the exercise of an employee option or otherwise as compensation.

          Stockholders are encouraged to consult their tax advisors concerning the federal income tax consequences of the Merger in their particular circumstances, as well as any tax consequences arising under foreign, state or local law.

          The cancellation of shares of Common Stock in exchange for cash pursuant to the Merger will be a taxable transaction to the holders thereof for federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws.

          In general, a stockholder who receives the Merger Consideration will recognize gain or loss equal to the difference between the adjusted tax basis of his shares of Common Stock and the amount of cash received in exchange therefor. Such gain or loss will be capital gain or loss if, as should be the case for most holders of Common Stock, the shares are capital assets in the hands of the stockholder and will be long-term capital gain or loss if the holding period for the Common Stock is more than one year. The foregoing discussion may not apply to stockholders who acquired their Common Stock pursuant to the exercise of stock options or other compensation arrangements with the Company, who are not citizens or residents of the United States or who are otherwise subject to special tax treatment under the Code.

          Each holder of Common Stock who receives the Merger Consideration and each holder of an option outstanding under the 1987 Plan who receives a cash payment from ECA with respect thereto will, in general, be required to provide to the Paying Agent his, her or its correct Social Security or other taxpayer identification number, or in certain instances other information, in order to avoid "back-up withholding" requirements which might otherwise apply under the Code. Any such person who does not furnish such information may be subject to a penalty imposed by the Internal Revenue Service.

          The federal income tax discussion set forth above does not necessarily set forth all of the tax consequences of the Merger that may be relevant to all stockholders in all circumstances. Stockholders should therefore consult their tax advisors as to the specific tax consequences to them of the Merger, including the effects of applicable state, local or other tax laws.




                  PROPOSALS FOR STOCKHOLDER APPROVAL

Proposal No. 1 - Election of Directors

          Stockholders are asked to elect the following seven (7) nominees to serve as directors of the Company until the earlier of (a) the 1995 Annual Meeting of Stockholders (or until their successors are duly elected or appointed and qualified) or (b) the Effective Time of the Merger: John G. McMillian, Michael S. Berman, Sidney
S. Lindley, Rush Moody, Jr., Henry E. Tauber, Jack H. Vaughn and Harold M. Wit. The Board of Directors of the Company unanimously recommends that stockholders vote "FOR" Proposal No. 1 relating to election of the seven nominees named above.

Proposal No. 2 - Approval of the Merger Agreement

          Stockholders are asked to approve the Merger Agreement, a copy of which appears as Appendix A to this Proxy Statement, and the transactions contemplated thereby. The Board of Directors of the Company unanimously recommends that stockholders vote "FOR" Proposal No. 2 relating to approval of the Merger Agreement. The Board considered the matters discussed above under "The Merger Agreement -- Conflicts of Interest" before making such recommendation.

Proposal No. 3 - Other Business

          Stockholders are asked to grant to the proxies named in the accompanying proxy card the authority, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting. The Board of Directors of the Company unanimously recommends that stockholders vote "FOR" Proposal No. 3 relating to other business.

                      GENERAL

Independent Public Accountants

          Arthur Andersen LLP, which audited the financial statements of the Company for the last fiscal year, were appointed as independent public accountants for the Company by the Board of Directors upon the recommendation of the Audit Committee. A representative of Arthur Andersen LLP is expected to be present at the meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to all appropriate questions relating to the financial statements. Financial officers of the Company will also be present and available to respond to all appropriate questions relating to the financial statements.

Stockholder Proposals

          If the Merger is not consummated, the Company anticipates that its Annual Meeting of Stockholders for the fiscal year ending June 30, 1995 will occur at its traditional time, in December 1995.
Consequently, a proposal submitted by a stockholder for action at such meeting must be received at the Company's principal executive office, 300 Capitol Street, Suite 1600, Charleston, West Virginia 25301, a reasonable time prior thereto, in order to be eligible for inclusion in the Company's proxy statement therefor.

Other

          The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company. The Annual Meeting is called for the specific purposes set forth in the Notice of Annual Meeting of Stockholders, as discussed above, but in the event that other matters are properly presented, the persons named as proxies will vote upon such matters in their discretion.

          Additional information may be found in the Company's Annual Report to Stockholders for the year ended June 30, 1994 and Quarterly Reports for the quarter ended September 30, 1994 and the six months ended December 31, 1994, which are being mailed to stockholders together with this Proxy Statement.

          The information in this Proxy Statement regarding ECA, ESC and AESI has been provided by ECA, ESC and AESI.

Expenses and Procedures

          The entire expense of preparing, assembling, printing and transmitting the proxies and the material used in the solicitation of proxies will be paid by the Company. Management may use regular employees (the exact number is not now known) of the Company to solicit proxies either personally or by telephone, telegraph or letter, including without limitation, through the use of the mails. Such employees will not receive additional remuneration therefor. The Company has also retained Chemical Bank ("Chemical") to assist in the solicitation of proxies, for which it will pay Chemical not more than
$5,000 plus out-of-pocket expenses. The solicitations will consist mainly of making arrangements with brokerage houses and other custodians, nominees and fiduciaries to send this proxy statement and the accompanying documents to their principals. The cost of such additional solicitations will also be borne by the Company.


                  ALLEGHENY & WESTERN ENERGY CORPORATION

                     By: John G. McMillian, Chairman, President
                         and Chief Executive Officer

                                     APPENDIX A

            AGREEMENT AND PLAN OF MERGER

                     among
    ENERGY CORPORATION OF AMERICA, EASTERN SYSTEMS CORPORATION

                   and
    ALLEGHENY & WESTERN ENERGY CORPORATION
               Dated as of September 30, 1994


                          INDEX


                                                  Page No.

Parties. . . . . . . . . . . . . . . . . . . .      1
Recitals . . . . . . . . . . . . . . . . . . .      1
Article I   The Merger; Closing; Effective Time. .  1
 1.1  The Merger. . . . . . . . . . . . . . . . .   1
 1.2  Closing . . . . . . . . . . . . . . . . . .   1
 1.3  Effective Time. . . . . . . . . . . . . . .   1

Article II   Articles of Incorporation
and By-Laws of the Surviving Corporation . . . . .  1
  2.1 The Articles of Incorporation . . . . . . .   1
  2.2 The By-Laws . . . . . . . . . . . . . . . .   2

Article III   Officers and Directors of
the Surviving Corporation. . . . . . . . . . . . .  2
 3.1  Officers and Directors. . . . . . . . . . .   2

Article IV   Conversion or Cancellation
of Shares in the Merger.                            2
 4.1  Conversion or Cancellation of Shares. . . .  .2
 4.2  Payment for Shares. . . . . . . . . . . . .   2
 4.3  Dissenters' Rights. . . . . . . . . . . . .   3
 4.4  Transfer of Shares After the Effective Time   3

Article V   Representations and Warranties . . . .  3
 5.1  Representations and Warranties of the
Company . . . . . . . . . . . . . . . . . . . . . . 3
    (a) Corporate Organization and Qualification. . 3
    (b) Authorized Capital. . . . . . . .           3
    (c) Corporate Authority . . . . . . .           4
    (d) Governmental Filings; No Violations . . . . 4
    (e) Company Reports; Financial Statements . . . 4
    (f) Absence of Certain Changes. . . .           5
    (g) Litigation and Liabilities. . . .           5
    (h) Employee Benefits . . . . . . . .           5
   (i) Brokers and Finders . . . . . . .            6
   (j) Takeover Statutes . . . . . . . .            6
   (k) Environmental Matters . . . . . .            6
   (l) Taxes . . . . . . . . . . . . . .            7
   (m) Labor Matters . . . . . . . . . .            7
   (n) Compliance with Laws. . . . . . .            7
   (o) Title to Assets . . . . . . . . .            7
   (p) Regulation as a Utility . . . . .            7

5.2  Representations and Warranties of Parent and
Merger Sub . . . . . . . . . . . . . . . . . . . .  7
   (a) Corporate Organization and Qualification. .  7
   (b) Corporate Authority . . . . . . .            8
   (c) Governmental Filings; No Violations . . . .  8
   (d) Regulation as a Utility . . . . .            8
   (e) Ownership of Company Stock. . . .            8

Article VI   Covenants . . . . . . . . . . . . . .  8
  6.1  Interim Operations of the Company . . . . .  8
  6.2  Acquisition Proposals . . . . . . . . . . .. 9
  6.3  Meetings of the Company's Shareholders. . . 10
  6.4  Filings; Other Action . . . . . . . . . . . 10
  6.5  Access. . . . . . . . . . . . . . . . . . . 11
  6.6  Notification of Certain Matters . . . . . . 11
  6.7  Publicity . . . . . . . . . . . . . . . . . 11
  6.8  Stock Options . . . . . . . . . . . . . . . 11
  6.9  Reincorporation of Parent . . . . . . . . . 11
 6.10  Financing . . . . . . . . . . . . . . . . . 11
 6.11  Indemnification . . . . . . . . . . . . . . 11

Article VII   Conditions . . . . . . . . . . . . . 12
 7.1  Conditions to Obligations of Parent and
Merger Sub. . . . . . . . . . . . . . . . . . . .  12
   (a) Shareholder Approval. . . . . . .           12
   (b) Representations and Warranties. .           12
   (c) Performance of Obligations. . . .           12
   (d) Governmental and Regulatory Consents. . . . 12
   (e) Litigation. . . . . . . . . . . .           12
   (f) Legal Opinion . . . . . . . . . .           13

7.2  Conditions to Obligations of the Company. .   13
     (a)  Shareholder Approval. . . . . . .        13
     (b)  Representations and Warranties. .        13
     (c)  Performance of Obligations of
          Parent and Merger Sub . . . . . . . . .  13
    (d)  Governmental Consents . . . . . .         13
    (e)  Order . . . . . . . . . . . . . .         13
    (f)  Fairness Opinion. . . . . . . . .         13
    (g)  Legal Opinion . . . . . . . . . .         13

Article VIII   Termination . . . . . . . . . . .   13
  8.1  Terminations by Mutual Consent. . . . . . . 13
  8.2  Termination by Either Parent or the Company 13
  8.3  Termination by Parent . . . . . . . . . . . 14
  8.4  Termination by the Company. . . . . . . . . 14
  8.5  Effect of Termination and Abandonment . . . 14

Article IX   Miscellaneous and General . . . . . . 15
  9.1  Payment of Expenses . . . . . . . . . . . . 15
  9.2  Survival. . . . . . . . . . . . . . . . . . 15
  9.3  Modification or Amendment . . . . . . . . . 15
  9.4  Waiver of Conditions. . . . . . . . . . . . 15
  9.5  Counterparts. . . . . . . . . . . . . . . . 15
  9.6  Governing Law . . . . . . . . . . . . . . . 15
  9.7  Notices . . . . . . . . . . . . . . . . . . 15
  9.8  Entire Agreement, etc.. . . . . . . . . . . 15
  9.9  Definition of "Subsidiary". . . . . . . . . 15
 9.10  Definition of "Material Adverse Effect" and
       "Material Adverse Change" . . . . . . . . . 16
 9.11  Obligation of Parent. . . . . . . . . . . . 16
 9.12  Captions. . . . . . . . . . . . . . . . . . 16

Schedule 5.1(h) Benefit Plans. . . . . . . . . . . 17

           AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of September 30, 1994, among Allegheny & Western Energy Corporation, a West Virginia corporation (the "Company"), Energy Corporation of America, a Colorado corporation ("Parent") and Eastern Systems Corporation, a West Virginia corporation and a wholly-owned subsidiary of Parent
("Merger Sub"), the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations."



                      RECITALS

                     WHEREAS, the Boards of Directors of Parent and the Company each have determined that it is in the best interests of their respective shareholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein; and

                     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                     NOW, THEREFORE, in consideration of the
premises, and of the representation, warranties, covenants and agreements contained herein the parties hereto hereby agree as follows:


                       ARTICLE I

            The Merger; Closing; Effective Time

                     1.1.  The Merger.  Subject to the terms and
conditions of this Agreement, at the Effective Time (as defined in Section 1.3) the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease (the "Merger"). Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving
Corporation") and shall continue to be governed by the laws of the State of West Virginia and the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the West Virginia Corporation Act (the "WVCA").

                     1.2.  Closing.  The closing of the Merger
(the "Closing") shall take place (i) at the offices of Goodwin & Goodwin, 1500 One Valley Square, Charleston, West Virginia at 12:00 P.M. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII hereof shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree.

                     1.3.  Effective Time.  As soon as
practicable following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to
Article VIII hereof, the Company
and Merger Sub will cause Articles of Merger to be delivered to the Secretary of State of West Virginia as provided in Section 31-1-36 of the WVCA. The Merger shall become effective on the date on which the Articles of Merger has been duly filed, and a certificate of merger has been issued, by the Secretary of State of West Virginia, and such time is hereinafter referred to as the "Effective Time."


                       ARTICLE II

          Articles of Incorporation and By-Laws
         of the Surviving Corporation

                     2.1.  The Articles of Incorporation.  The
Articles of Incorporation ("Articles") of Merger Sub in effect at the Effective Time shall be the Articles of the Surviving
Corporation, until duly
amended in accordance with the terms thereof and the WVCA.

                     2.2.  The By-Laws.  The By-Laws of Merger
Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the WVCA.


                      ARTICLE III
          Officers and Directors of the Surviving Corporation

                     3.1.  Officers and Directors.  The directors
and officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving
Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles and By-Laws.

                 ARTICLE IV
     Conversion or Cancellation of Shares in the Merger

                     4.1.  Conversion or Cancellation of Shares.
The manner of converting or canceling shares of the Company and Merger Sub in the Merger shall be as follows:

                     (a)  At the Effective Time, each share of
the Common Stock, par value $0.01 per share (a "Share"), of the Company issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other subsidiary of Parent (collectively, the "Parent Companies") or Shares which are held by shareholders ("Dissenting Shareholders") exercising appraisal rights pursuant to Sections 31-1-122 and 31-1-123 of the WVCA) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, an amount in cash (the "Merger Consideration") equal to $12.00. All Shares (other than Shares owned by the Parent Companies), by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such certificate in accordance with Section 4.2 or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Section 31-1-123 of the WVCA.

                     (b)  At the Effective Time, each Share
issued and outstanding at the Effective Time and owned by any of the Parent Companies, and each Share issued and held in the Company's treasury at the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                     (c)  At the Effective Time, each share of
Common Stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and each certificate therefor shall continue to evidence one share of Common Stock of the Surviving Corporation.

                     4.2.  Payment for Shares.  Parent shall make
available or cause to be made available to the paying agent appointed by Parent with the Company's prior approval (the "Paying Agent") amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments pursuant to Section 4.1(a) hereof to holders of Shares issued and outstanding immediately prior to the Effective
Time. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record (other than any of the Parent Companies) of issued and outstanding Shares a form (mutually agreed to by Parent and the Company) of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any of such Shares in exchange for payment therefor. Upon surrender to the Paying Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall promptly cause to be paid to the persons entitled thereto a check in the amount to which such persons are entitled, after giving effect to any required tax withholdings. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. One year following the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent which have not been disbursed to holders of certificates formerly representing Shares outstanding on the Effective Time, and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the cash payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of certificates formerly representing Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for Shares and Parent shall reimburse the Surviving Corporation for such charges and expenses.

                     4.3.  Dissenters' Rights.  If any Dissenting
Shareholder shall be entitled to be paid the "fair value" of his or her Shares, as provided in Section 31-1-123 of the WVCA, the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Shareholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 4.1.

                     4.4.  Transfer of Shares After the Effective
Time. No transfers of Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective
Time.

                       ARTICLE V
               Representations and Warranties

                     5.1.  Representations and Warranties of the
Company. The Company hereby represents and warrants to Parent and Merger Sub that:

                     (a)  Corporate Organization and
Qualification. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failure to so qualify or be in such good standing, which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect (as such term is defined in Section 9.10 hereof) on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has the corporate requisite power and authority to carry on its respective businesses as they are now being conducted. The Company has made available to Parent a complete and correct copy of the Company's Articles and By-Laws, each as amended to date. The Company's Articles and By-Laws so delivered are in full force and effect. Prior to the date hereof, the Company has delivered to Parent a list of all material corporations, partnerships, joint ventures and other business entities in which it or any of its subsidiaries directly or indirectly owns an interest and its and such subsidiaries' direct or indirect share, partnership or other ownership interest of each such entity. None of such entities (other than Mountaineer Gas Company ("Mountaineer")), whether or not a material entity, is a "public-utility company", and none of such entities (whether or not a material entity) is a "holding company", a "subsidiary company" or an "affiliate" of any public-utility company other than Mountaineer within the meaning of Sections 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding
Company Act of 1935, as amended (the "Holding Company Act").

                     (b)  Authorized Capital.  The authorized
capital stock of the Company consists of 20,000,000 Shares, of which 7,479,360 Shares were outstanding on September 26, 1994 and 629,442 Shares were held in treasury, and 5,000,000 shares of Preferred Stock, without par value (the "Preferred Shares"), no shares of which were outstanding on the date hereof. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or Preferred Shares reserved for issuance, except that, as of September 26, 1994, there were 1,084,900 Shares reserved for issuance pursuant to the 1987 Stock Option Plan (the "Stock Plan"). Except as set forth in the disclosure letter to be delivered to Parent within five business days after the date hereof (the
"Disclosure Letter"), each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned, either directly or indirectly, by the Company, free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth above, there are no shares of capital stock of the Company authorized, issued or outstanding and except as set forth above, there are no preemptive rights nor any outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any of its subsidiaries. After the Effective Time the Surviving Corporation will have no obligation to issue, transfer or sell any Shares or common stock of the Surviving Corporation pursuant to any Benefit Plan (as defined in Section 6.1(d)).

                     (c)  Corporate Authority.  Subject only to
approval of this Agreement by the holders of a majority of the outstanding Shares, the Company has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto or to general principles of equity.

                     (d)  Governmental Filings; No Violations.
(i) Except as set forth in the Disclosure Letter, other than the filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976
(the "HSR Act"), the filing of a proxy statement with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, filings provided for in Section 1.3, and any required approval under West Virginia law (the
"Governmental Filings"), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution and delivery of this
Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, the failure to make or obtain any or all of which is reasonably likely to have a Material Adverse
Effect, or could prevent, materially delay or materially burden the transactions contemplated by this Agreement.

                     (ii)  Except as to matters described in the
Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement will not, constitute or result in
(i) a breach or violation of, or a default under, the Articles or By-Laws of the Company or the comparable governing instruments of any of its subsidiaries, (ii) except as disclosed in the Company Reports (as hereinafter defined), a breach or violation of, a default under or the triggering of any payment or other material obligations pursuant to, any of the Company's existing Benefit Plans or any grant or award made under any of the foregoing, (iii) a breach or violation of, or a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") of the Company or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which the Company or any of its subsidiaries is subject or
(iv) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (iii) or (iv) above, for such breaches, violations, defaults, accelerations or changes that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement. The Disclosure Letter sets forth, to the best knowledge of the officers of the Company, a list of any consents required under any Contracts to be obtained prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clause (iii) above). The Company will use its best reasonable efforts to obtain the consents referred to in the Disclosure Letter.

                     (e)  Company Reports; Financial Statements.
The Company has delivered to Parent each registration statement, schedule, report, proxy statement or information statement publicly filed by it since June 30, 1994 ("Audit Date"), including, without limitation, the Company's Annual Report on Form 10-K for the year ended June 30, 1994, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of income and of changes in stockholders' equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, and changes in stockholders' equity, as the case may be, of the Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Other than the Company Reports, the Company has not filed any other definitive reports or statements with the SEC since June 30, 1994. To the Company's best knowledge, except as set forth in the Disclosure Letter, the Company Reports set forth all refund obligations of the Company and any other regulatory obligations which are reasonably likely to have a Material Adverse Effect.

                     (f)  Absence of Certain Changes.  Except as
disclosed in the Company Reports filed with the SEC prior to the date hereof or in the Disclosure Letter, since June 30, 1994, the Company and its subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any Material Adverse Change (as defined in Section 9.10 hereof) in the Company and its subsidiaries taken as a whole or any development or combination of developments of which management of the Company has knowledge which is reasonably likely to result in any Material Adverse Change; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company; or (iii) any change by the Company in accounting principles, practices or methods. Since June 30, 1994, except as disclosed in the Company Reports filed with the SEC prior to the date hereof, except as set forth in the Disclosure Letter and other than in the ordinary course, there has not been any increase in the compensation payable or which could become payable by the Company and its subsidiaries to their officers or key employees, or any amendment of any Benefit Plans or collective bargaining agreements.

                     (g)  Litigation and Liabilities.  Except as
disclosed in the Company Reports filed with the SEC prior to the date hereof or in the Disclosure Letter, there are no (i) civil, criminal or admin-istrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the management of the Company, threatened against the Company or any of its subsidiaries or
(ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to matters involving any Environmental Law (as hereinafter defined), or any other facts or circumstances of which the management of the Company is aware that could result in any claims against or obligations or liabilities of the Company or any of its subsidiaries, that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect.

                     (h)  Employee Benefits.  (i)  The
descriptions in the Company Reports of all Benefit Plans required to be described therein are accurate in all material respects. The Benefit Plans and all other benefit plans, contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering employees or former employees of the Company and its subsidiaries
(the "Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") are listed in
Schedule 5.1(h). True and complete copies of all Benefit Plans and such other benefit plans, contracts or arrangements, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part of any such plans and agreements, and all amendments thereto, as well as all collective bargaining agreements and all amendments thereto, as well as any side letters and memoranda of agreement, have been made available to Parent.

                     (ii)  All employee benefit plans, other than
"multiemployer plans" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, covering Employees (the "Plans"), to the extent subject to
ERISA, are in substantial compliance with ERISA. Except as set forth in the Disclosure Letter, each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension
Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue
Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or threatened litigation relating to the Plans which, if adversely determined, would have a Material Adverse Effect on the Company and its subsidiaries. Neither the Company nor any subsidiary has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section
502(i) of ERISA in an amount which would have a Material Adverse
Effect.

                     (iii)  No liability under Subtitle C or D of
Title IV of ERISA has been or, based on any prior event known to the Company, is expected to be incurred by the Company or any subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any ERISA Affiliate has had an obligation to contribute to a "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the
30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                     (iv)  All contributions required to be made
under the terms of any Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an
"accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                     (v)  Except as set forth in the Disclosure
Letter, under each Pension Plan which is a single-employer plan and which is subject to Title IV of ERISA, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no Material Adverse Change in the financial condition of such Plan since the last day of the most recent plan year.

                     (vi)  Neither the Company nor the
subsidiaries have any obligations for retiree health and life benefits under any Plan, except as set forth on Schedule 5.1(h). Except as set forth in the Disclosure Letter, there are no restrictions on the rights of the Company or the subsidiaries to amend or terminate any such Plan without incurring any liability thereunder.

                     (vii)  There are no Benefit Plans covering
foreign Employees.

                     (i)  Brokers and Finders.  Neither the
Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated herein, except that the Company has employed Allen & Company Incorporated as its financial advisors, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

                     (j)  Takeover Statutes.  Other than any
regulatory Governmental Filings, no "fair price", "moratorium",
"control share acquisition" or other similar antitakeover statute or regulation is applicable to the Company, the Shares, the Merger or the transactions contemplated hereby.

                     (k) Environmental Matters.  Except as
disclosed in the Company Reports filed with the SEC prior to the date hereof or in the Disclosure Letter and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (i) the Company and its subsidiaries have complied with all applicable
Environmental Laws (as hereinafter defined); (ii) to the knowledge of the Company the properties presently or formerly owned or operated by the Company or its subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) (the "Properties") are not contaminated with any Hazardous Substance (as hereinafter defined) and do not otherwise, except in compliance with applicable Environmental Law, contain any Hazardous Substance, underground storage tanks or asbestos and have not been used as a dump, sanitary landfill or hazardous waste disposal site (provided, however, that with respect to Properties formerly owned or operated by the Company, such representation is limited to the period prior to the disposition of such
Properties by the Company or one of its subsidiaries); (iii) neither the Company nor any of its subsidiaries has received any notices, demand letters or request for information from any Governmental Entity or any third party indicating that the Company may be in violation of, or liable under, any Environmental Law and none of the Company, its subsidiaries or the Properties are subject to any court order, administrative order or decree arising under any Environmental Law, (iv) no Hazardous Substance has been disposed of, transferred, released or transported from any of the Properties during the time such
Property was owned or operated by the Company or one of its subsidiaries, other than as permitted under applicable Environmental Law, (v) there are no circumstances or conditions involving the Company or its subsidiaries that are reasonably likely to result in liability or costs under any Environmental Law and (vi) PCB-containing oils have never been present on the Properties.

                     "Environmental Law" means (i) any Federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, (x) relating to the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as now in effect.
"Hazardous Substance" means any substance listed, defined, designated or classified as hazardous, toxic or radioactive, or otherwise regulated under any Environmental Law, whether by type or by quantity, including any petroleum and petroleum products and any substance containing any such substance as a component.

                     (l)  Taxes.  Except as set forth in the
Disclosure Letter, all material federal, state, local and foreign tax returns required to be filed by or on behalf of the Company or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes required to be paid as shown on returns filed by the Company have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). As of the date of this Agreement, there is no audit examination, deficiency or refund litigation with respect to any taxes of the Company that have resulted in or might reasonably be expected to result in a determination that would have a material adverse effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to the Company have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

                     (m)  Labor Matters.  Except as set forth in
its Disclosure Letter, neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any material proceeding asserting that it or any subsidiary has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization, nor is there any strike or other labor dispute involving it or any of its subsidiaries pending or, to its knowledge, threatened.

                     (n)  Compliance with Laws.  Each of the
Company and its subsidiaries has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders and approvals the absence of which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best of its knowledge, no suspension or cancellation of any of them is threatened.

                     (o)  Title to Assets.  Each of the Company
and its subsidiaries has good and marketable title to its properties and assets (other than property as to which it is lessee), except for such defects in title that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect.

                     (p)  Regulation as a Utility.  Mountaineer,
a direct wholly-owned subsidiary of the Company, operates and is regulated as a public utility only in the State of West Virginia and, except as set forth in the Disclosure Letter, neither the Company nor any of its subsidiaries is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United
States or any foreign country. The Company is an exempt holding company under Section 3(a)(1) of the Holding Company Act.

                     5.2.  Representations and Warranties of
Parent and Merger Sub. Parent and Merger Sub represent and warrant to the Company that:

                     (a)  Corporate Organization and
Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification except for such failure to so qualify or to be in such good standing, which, when taken together with all other such failures, is not reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operations of Parent and its subsidiaries, taken as a whole.

                     (b)  Corporate Authority.  Parent and Merger
Sub each has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this
Agreement and to consummate the transactions contemplated hereby.

This Agreement is a valid and binding agreement of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                     (c)  Governmental Filings; No Violations.
(i) Other than the Governmental Filings and the filing of Form U-3A-2 by Parent, no notices, reports or other filings are required to be made by Parent and Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent and Merger Sub from, any Governmental Entity in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby by Parent and Merger Sub, the failure to make or obtain any or all of which could prevent, materially delay or materially burden the transactions contemplated by this Agreement.

                     (ii)  The execution and delivery of this
Agreement by Parent and Merger Sub do not, and the consummation of the transactions contemplated hereby by Parent and Merger Sub will not, constitute or result in (i) a breach or violation of, or a default under, the Articles or By-Laws of Parent or Merger Sub or
(ii) a breach or violation of, a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any Contract of Parent or Merger Sub or any law, ordinance, rule or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Parent or Merger Sub is subject, except, in the case of clause
(ii) above,
for such breaches, violations, defaults or accelerations that, alone or in the aggregate, could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

                     (d)  Regulation as a Utility.  None of
Parent, Merger Sub nor any of their respective subsidiaries is a "public utility company" or a "holding company", "subsidiary company" or "affiliate" of any public utility company within the meaning of Sections 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Holding Company Act.

                     (e)  Ownership of Company Stock.  On the
date hereof, the Parent Companies, their respective "subsidiary companies" and "affiliates" (within the meaning of Sections 2(a)(8) and 2(a)(11)
of the Holding Company Act) and all persons with whom they might constitute a "group" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), collectively, own less than five percent of the outstanding Shares.

                        ARTICLE VI
                        Covenants

                     6.1.  Interim Operations of the Company.
The Company covenants and agrees that, from the date hereof to the earlier of the Effective Time and the termination of this Agreement (unless
Parent shall otherwise consent in writing, such consent to be timely given and not to be unreasonably withheld, and except as otherwise contemplated by this Agreement):

                     (a)  the business of the Company and its
subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates; provided, however, that, without limitation, the Company shall be entitled to file a request for increased base rates with the Public Service Commission of West Virginia (the "PSCVW");

                     (b)  the Company shall not (i) sell or
pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; (ii) amend its Articles or By-Laws; (iii) split, combine or reclassify the outstanding Shares; or (iv) declare, set aside or pay any dividend or distribution payable in cash, stock or property with respect to the capital stock of the Company;

                     (c)  neither the Company nor any of its
subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class of the Company or its subsidiaries or any other property or assets except that, in the case of the
Company, Shares may be issued pursuant to options outstanding on the date hereof under the Stock Plan; (ii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any assets or incur or modify any indebtedness or other liability other than in the ordinary and usual course of business; (iii) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of the Company; or (iv) authorize individual capital expenditures in excess of $500,000 or, in the aggregate, in excess of $15 million (it being agreed that the Company shall inform Parent of any individual capital expenditures in excess of $250,000) or make any acquisition of, or investment in, assets or stock of any other person or entity in excess of $50,000;

                     (d)  neither the Company nor any of its
subsidiaries shall grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or such subsidiaries; and neither the Company nor any of its subsidiaries shall establish, adopt, enter into, make any new grants or awards under or amend, any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance, "change of control" or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees (the "Benefit Plans") or any collective bargaining agreement, except for amendments required by law and except that
(i) the Company may, in the ordinary course of business, negotiate and enter into a renewed collective bargaining agreement with the Oil, Chemical and Atomic Workers International Union Locals 3-372 and 3-628 in Charleston and Huntington, West Virginia, following expiration of their previous collective bargaining agreement on January 5, 1995, or with any other union upon expiration of its previous collective bargaining agreement and (ii) the Board of Directors of the Company, in its sole discretion, may extend the employment contracts of Richard L. Grant, Michael S. Fletcher and W. Merwyn Pittman in accordance with the terms thereof;

                     (e)  neither the Company nor any of its
subsidiaries shall, without consultation with Parent, settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

                     (f)  neither the Company nor any of its
subsidiaries shall make any tax election or permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary and usual course of business; and

                     (g)  neither the Company nor any of its
subsidiaries will authorize or enter into an agreement to do any of the foregoing.

                     6.2.  Acquisition Proposals.  (a) The
Company agrees that neither the Company nor any of its subsidiaries nor any of the respective officers and directors of the Company or any of its subsidiaries shall, and the Company shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the Company's
Board of Directors of its fiduciary duties as determined in good faith by such Board, after consultation with counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise act to facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will promptly request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company to return to the Company or destroy, in accordance with the terms of such confidentiality agreement, all confidential information heretofore furnished to such person by or on behalf of the Company. The Company will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2. The Company will notify Parent as promptly as practicable if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company or if the Board of Directors determines in accordance with this Section 6.2 that its fiduciary duties require certain actions, provided, that Parent agrees not to contact any parties identified by the Company.

                     (b)  If the Company has received a bona fide
written Acquisition Proposal that the Company's Board of Directors determines in good faith, after consultation with its financial advisors, is more favorable, from a financial point of view, to the shareholders of the Company than the Merger, taking into account the financial responsibility of the party making the proposal and such party's ability, as then reasonably determinable by the Company, to obtain regulatory approvals for the proposed transaction (a "Higher Proposal"), the Company will give Parent written notice of the Higher Proposal ten business days before entering into any agreement with respect to the Higher Proposal or as soon as practicable; provided, however, that if the Company fails to give ten business days' notice to Parent, such agreement must expressly permit the Company to consider proposals which are more favorable from a financial point of view than such Higher Proposal, without entitling such other party to any fees or other compensation, including by the grant of an option. If Parent does not make a counter proposal that the Company's Board of Directors believes in good faith, after consultation with its financial advisors, is more favorable, from a financial point of view, to the shareholders of the Company than such Higher
Proposal, the Company shall be free to enter into an agreement with respect to, and consummate, the Higher Proposal and shall have no obligation to continue to pursue the Merger during the pendency of the Higher Proposal, but this Agreement shall not terminate until the earlier of (i) such consummation and (ii) termination of this Agreement pursuant to Article VIII hereof. If the Higher Proposal is not consummated for any reason, this Agreement, including all the Company's obligations hereunder, shall again be fully in effect. The procedure in this paragraph (b) (including the determination of favorableness from a financial point of view) shall apply at any time any third party shall make a proposal while there is a pending transaction between Parent and the Company.

                     6.3.  Meetings of the Company's
Shareholders. The Company will take, consistent with applicable law and its Articles and By-Laws, all action necessary to convene a meeting of holders of Shares as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger. Subject to fiduciary requirements of applicable law, the Board of Directors of the Company shall recommend such approval and the Company shall take all lawful action to solicit such approval. At any such meeting of the Company all of the Shares then owned by the Parent Companies will be voted, and Parent and Merger Sub will use their best efforts to cause any shares owned by their respective "subsidiary companies", "affiliates" or persons with whom they might constitute a "group" (as such terms are used in Section 5.2(e) above) to be voted, in favor of approval of this Agreement. The Company's proxy statement with respect to such meeting of shareholders (the "Proxy Statement"), at the date thereof and at the date of such meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Parent Companies furnished to the Company by Parent specifically for use in the Proxy Statement. The Proxy Statement shall not be filed, and no amendment or supplement to the Proxy Statement will be made by the Company, without consultation with Parent and its counsel.

                     6.4.  Filings; Other Action.  Each party
hereto shall cooperate with each other party and use all reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, to obtain as promptly as practicable all necessary permits, consents, approvals and authorizations of all third parties and Governmental
Entities necessary or advisable to consummate the transactions contemplated by this Agreement. Each party shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the other party and any of its subsidiaries which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. Each party hereto agrees that it will keep the other party apprised of the status of matters relating to completion of the transactions contemplated herein.
Each party shall, and shall cause each of its subsidiaries to, use its best efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or any of its subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (ii) to obtain (and to cooperate with the other party to obtain) any permit, consent, approval or authorization of, or any exemption by, any Governmental Entity and any other public or private third party which is required to be obtained by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement, provided that nothing herein shall be deemed to obligate
Parent and Merger Sub to take any action out of the ordinary course with respect to the business, property or operations of Parent or any of its subsidiaries or of the Surviving Corporation or become subject to any law, rule or regulation to which it is not presently subject purely in order to obtain any such permit, consent, approval, authorization or exemption. Each party will promptly cooperate with and furnish information to each other party in connection with any such condition or restriction suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.

                     6.5.  Access.  Upon reasonable notice, the
Company shall (and shall cause each of its subsidiaries to) afford Parent's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Effective Time (or if earlier, the termination of this Agreement), to its properties, books, Contracts and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as Parent or its Representatives may reasonably request, provided that no investigation pursuant to this Section 6.5 shall affect or be deemed to modify any representation or warranty made by the Company. Any information so obtained by Parent will be subject to the terms of the Confidentiality Agreement between Parent and the Company, dated May 11, 1994.

                     6.6.  Notification of Certain Matters.  The
Company shall give prompt notice to Parent of: (a) any notice of, or other communication relating to, any default or event that, with notice or lapse of time or both, would become a default, received by the Company or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time (or, if earlier, the termination of this Agreement), under any Contract material to the financial condition, properties, business, results of operations or prospects of the Company and its subsidiaries taken as a whole to which the Company or any of its subsidiaries is a party or is subject; (b) any matter occurring after the date hereof which would have been disclosed on the Disclosure Letter if it had occurred prior to the date hereof; and
(c) any Material Adverse Change with respect to the Company and its subsidiaries taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such Material Adverse Change. Each of the Company and Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

                     6.7.  Publicity.  The first press release
after the signing of this Agreement shall be a joint press release, and thereafter the Company and Parent shall, to the extent possible given their respective disclosure obligations, consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

                     6.8.  Stock Options.  Prior to the Effective
Time, the Company shall take such actions as may be necessary such that at the Effective Time each stock option outstanding pursuant to the
Stock Plan ("Option"), whether or not then exercisable, shall be canceled and only entitle the holder thereof, upon surrender thereof, to receive an amount in cash equal to the difference between the Merger
Consideration and the exercise price per Share of such Option multiplied by the number of Shares subject to such Option.

                     6.9.  Reincorporation of Parent.  Prior to
the Effective Time, Parent shall take all actions necessary so that it shall be a West Virginia corporation.

                     6.10.  Financing.  Parent shall use its best
efforts to obtain on reasonable terms all financing required to consummate the transactions contemplated by this Agreement.

                     6.11.  Indemnification.  (a) From and after
the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under West Virginia law and its By-Laws in effect on the date hereof to indemnify such person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under West Virginia law and the Company's By-Laws shall be made by independent counsel jointly selected by the Surviving Corporation and the Indemnified Party.

                     (b)  Any Indemnified Party wishing to claim
indemnification under paragraph (a) of Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; and provided further that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                       ARTICLE VII
                       Conditions

                     7.1.  Conditions to Obligations of Parent
and Merger Sub. The respective obligations of Parent and Merger Sub to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Parent or Merger Sub, as the case may be, to the extent permitted by applicable law:

                     (a)  Shareholder Approval.  This Agreement
shall have been duly approved by the holders of a majority of the Shares, in accordance with applicable law and the Articles and By-Laws of the Company;

                     (b)  Representations and Warranties.  The
representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise required by this Agreement (provided that, to the extent that any executive officer of Parent had knowledge on the date of this Agreement that any such representation or warranty was not true and correct in all material respects as of the date of this Agreement, such matters as to which knowledge existed shall be waived with respect to this condition; and provided, further, that any changes in the operating results of the Company which are attributable to weather conditions or the failure to request, after consultation with Parent, or obtain increased base rates from the PSCWV shall not be deemed material), and Parent shall have received a certificate signed on behalf of the Company by the Chairman,
President and Chief Executive Officer and by the Chief Financial Officer of the Company to such effect;

                     (c)  Performance of Obligations.  The
Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing
Date, and Parent shall have received a certificate signed on behalf of the Company by the Chairman, President and Chief Executive Officer and by the Chief Financial Officer of the Company to such effect;

                     (d)  Governmental and Regulatory Consents.
The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filings provided for in Section 1.3, all Governmental Filings required to be made prior to the Effective Time by the Company with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by the Company from, any Governmental Entity in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company, Parent and Merger Sub, the failure of which to obtain is reasonably likely to have a Material Adverse Effect, shall have been made or obtained (as the case may be), all on terms reasonably satisfactory to Parent and the SEC shall have taken no action which would cause Parent to reasonably believe that, as a result of the Merger, it will not be an exempt holding company under Section 3(a)(1) of the Holding Company Act;

                     (e)  Litigation.  No United States or state
court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement or imposes material restrictions on Parent or the Company in connection with consummation of the Merger or with respect to their business operations, either prior to or subsequent to the Merger (collectively, an "Order"); and

                     (f)  Legal Opinion.  The Board of Directors
of Parent shall have received from Robinson & McElwee a written opinion, dated as of the Effective Time, covering the due incorporation and good standing of the Company and Mountaineer and the matters set forth in Section 5.1(c) hereof.

                     7.2.  Conditions to Obligations of the
Company. The obligations of the Company to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

                     (a)  Shareholder Approval.  This Agreement
shall have been duly approved by the holders of a majority of the Shares, in accordance with applicable law and the Articles and By-Laws of the Company;

                     (b)  Representations and Warranties.  The
representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise required by this Agreement, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by the respective chief executive officers and chief financial officers of Parent and Merger Sub to such effect;

                     (c)  Performance of Obligations of Parent
and Merger Sub. Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received certificates signed on behalf of Parent and Merger Sub by the respective chief executives and by the chief financial officers of Parent and Merger Sub to such effect;

                     (d)  Governmental Consents.  The waiting
period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filings provided for in Section 1.3, all Governmental Filings required to be made prior to the Effective Time by Parent and Merger Sub with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time by Parent and Merger Sub from, any Governmental Entity in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby by Parent, Merger Sub and the Company, the failure of which to obtain is reasonably likely to have a Material Adverse Effect, shall have been made or obtained (as the case may be);

         (e)  Order.  There shall be in effect no Order;

                     (f)  Fairness Opinion.  The Board of
Directors of the Company shall have received from Allen & Company Incorporated its written opinion, dated as of the date the Proxy Statement is first mailed to the Company's stockholders and not subsequently withdrawn, and satisfactory in form and substance to such Board in its sole discretion, that the consideration received by the stockholders of the Company in the Merger is fair to such stockholders; and

                     (g)  Legal Opinion.  The Board of Directors
of the Company shall have received from Goodwin & Goodwin a written opinion, dated as of the Effective Time, covering the due incorporation and good standing of Parent and Merger Sub and the matters set forth in Section 5.2(b) hereof.

                       ARTICLE VIII
                       Termination

                     8.1.  Termination by Mutual Consent.  This
Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by the mutual consent of Parent and the Company, by action of their respective Boards of Directors.

                     8.2.  Termination by Either Parent or the
Company. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the
Company if (i) the Merger shall not have been consummated by June 30, 1995 whether or not such date is before or after the approval by holders of Shares, provided, that Parent may, upon written notice, in its sole discretion extend such termination date during the pendency of any Higher Proposal and if such Higher Proposal is not consummated for a reasonable period thereafter in order to consummate the Merger, or (ii) the approval of shareholders required by
Section 7.1(a) shall not have been obtained in a vote taken at a meeting duly convened therefor.

                     8.3.  Termination by Parent.  This Agreement
may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by action of the Board of Directors of Parent, if (x) the Company shall have failed to comply with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company at or prior to such date of termination or breached any of its representations and warranties which breach cannot be cured or is not cured within a reasonable time following demand therefor, where such failure or breach has a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (y) the Company shall have entered into an agreement with respect to a Higher Proposal in accordance with Section 6.2 hereof and such agreement shall be in effect at the time of termination or (z) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent or Merger Sub its recommendation that shareholders approve this Agreement or the Merger or the Board of Directors of the Company, upon request by Parent, shall fail to reaffirm such recommendation, or shall have resolved to do any of the foregoing; provided, however, that a temporary suspension of such Board's recommendation while it considers another bid shall not trigger this clause
(z). In addition, subject to its obligations in Section 8.5(b) hereof, Parent may terminate this Agreement (i) within five business days after delivery of the Disclosure Letter if the changes in such document from the draft delivered as of the date hereof would, in the aggregate, constitute a Material Adverse Change with respect to the Company and its subsidiaries taken as a whole or (ii) on November 12, 1994 if by that time it shall have failed to obtain or arrange for financing for the transactions contemplated hereby on terms reasonably satisfactory to it.

                     8.4.  Termination by the Company.  This
Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the holders of Shares by action of the Board of Directors of the Company, if
(x) Parent or Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this
Agreement to be complied with or performed by Parent or Merger Sub at or prior to such date of termination or breached in any material respect any of its representations and warranties, which breach cannot be cured, or is not cured within a reasonable time following demand therefor or (y) a Higher Proposal shall have been consummated, provided that the Company shall have complied with the provisions of Section 6.2.

                     8.5.  Effect of Termination and Abandonment.
(a) In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VIII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 8.5(b) below and Section 9.2 and except that nothing herein will relieve any party from liability for any breach of this Agreement.

                     (b)  If (x) after the date hereof (i) any
corporation, partnership, person, other entity or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than Parent or Merger Sub or any of their respective subsidiaries or affiliates (collectively, a "Person") shall have become the beneficial owner of 51 percent or more of the outstanding Shares, and
(ii) the holders of Shares do not approve this Agreement and the Merger or (y) the Parent shall have terminated this Agreement pursuant to Section 8.3(y) hereof and the transaction contemplated by the agreement referred to in Section 8.3(y) shall have been consummated, then the Company, if requested by Parent, shall promptly, but in no event later than (A) in the case of (x) above, two days after the later of (i) and (ii) in (x), or (B) in the case of (y) above, two days after the later of such request and consummation, pay Parent a fee of $3.5 million which amount shall be payable in same day funds, provided, that no fee shall be payable pursuant to this Section 8.5(b) if Parent shall be in material breach of its obligations hereunder. If Parent shall terminate this Agreement pursuant to subsection (ii) of the last sentence of Section 8.3, Parent shall within two days of such termination pay the Company a fee of $3.5 million by wire transfer of same day funds. The Company and Parent acknowledge that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, they would not enter into this Agreement;
accordingly, if either party fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for the fee set forth in this Section 8.5 (b), such party shall pay to the other party its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Morgan Guaranty Trust Company of New York on the date such payment was required to be made.

                      ARTICLE IX
             Miscellaneous and General

                     9.1.  Payment of Expenses.  Whether or not
the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this
Agreement and the consummation of the Merger.

                     9.2.  Survival.  The agreements of the
Company, Parent and Merger Sub contained in Sections 4.2 (but only to the extent that such Section expressly relates to actions to be taken after the
Effective Time), 4.3, 4.4, 6.8 and 9.1 shall survive the consummation of the Merger. The agreements of the Company, Parent and Merger Sub contained in Sections 8.5 and 9.1 or in the last sentence of
Section 6.5 shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

                     9.3.  Modification or Amendment.  Subject to
the applicable provisions of the WVCA, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties and, if Parent so requests, the Company agrees to amend this Agreement so that the Company is the Surviving
Corporation.

                     9.4.  Waiver of Conditions.  The conditions
to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

                     9.5.  Counterparts.  For the convenience of
the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                     9.6.  Governing Law.  This Agreement shall
be governed by and construed in accordance with the laws of the State of West Virginia.

                     9.7.  Notices.  Any notice, request,
instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, courier service or facsimile transmission if to Parent or Merger Sub, addressed to Parent or Merger Sub, as the case may be, at Energy Corporation of America, 4643 South Ulster
Street, Suite 1100, Denver, Colorado, 80237, Attention: John Mork, facsimile (303) 694-2763 (with copies to Thomas Goodwin, Goodwin & Goodwin, 1500 One Valley Square, Charleston, W. Va. 25301,
facsimile (304) 344-9692 and Benjamin F. Stapleton, Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, facsimile
(212) 558-3342); and if to the Company, addressed to the Company at
Grand Bay Plaza, 2665 South Bayshore Drive, Coconut Grove, Florida 33133, Attention: President, facsimile (305) 358-5468 (with a copy to Mark A. Rosenbaum, Esq., Stroock & Stroock & Lavan, 7 Hanover
Square, New York, New York 10004, facsimile (212) 806-6006), or to such other persons or addresses as may be designated in writing by the party to receive such notice.

                     9.8.  Entire Agreement, etc.  This Agreement
(including the Disclosure Letter and any exhibits, schedules or Annexes hereto) (a) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof, and (b) shall not be assignable by operation of law or otherwise and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in the event of which, all references herein to Merger Sub shall be deemed references to such other subsidiary except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

                     9.9.  Definition of "Subsidiary".  When a
reference is made in this Agreement to a subsidiary of a party, unless expressly otherwise provided herein the word "subsidiary" shall mean any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

                     9.10.  Definition of "Material Adverse
Effect" and "Material Adverse Change". As used in this Agreement, a "Material Adverse Effect" or a "Material Adverse Change" shall mean, with respect to any person or persons, a material adverse effect on, or a material adverse change in, the financial conditions, properties, business, results of operations or prospects of such person or persons;
provided, however, that a Material Adverse Effect or a Material Adverse Change shall not include any general economic and market changes including, without limitation (i) any general suspension of trading in, or limitation on prices for, or material change in prices of, securities generally on any national securities exchange or in the over-the-counter markets, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,
(iii) the commencement or continuation of a war, armed hostilities or other international or nation calamity directly or indirectly involving the United States; (iv) any limitation (whether or not mandatory) by any U.S. governmental authority or agency on the extension of credit by banks or other financial institutions; (v) any general decline in economic conditions in the gas utility industry as a whole or in general economic conditions in any geographic region of the United States; and (vi) in the case of any of the events described in the foregoing clauses (i) through (v), a material acceleration or worsening thereof.

                     9.11.  Obligation of Parent.  Whenever this
Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action.

                     9.12.  Captions.  The Article, Section and
paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                           ENERGY CORPORATION OF AMERICA
                          By  /s/ John Mork

                           EASTERN SYSTEMS CORPORATION
                          By  /s/ John Mork

                  ALLEGHENY & WESTERN ENERGY CORPORATION
                        By  /s/ John G. McMillian

                                   Schedule 5.1(h)

Benefit Plans, Contracts or Arrangements

Schedule
Reference            Discussion

5.1(h)(i)    Allegheny & Western Energy Corp./Gas Access Systems
          A. Insurance benefits provided at no cost to employees through fully-insured coverage contract with The
Guardian Life Insurance Company of America.
      Major medical with prescription drug benefits

      Life
      Accidental death and dismemberment
      Weekly disability
      Long-term disability - administrative employees only
      Dental
   B.     Employment Agreement - W. Merwyn Pittman, Vice
President, Chief Financial Officer and Treasurer
   C.  1987 Stock Option Plan - Options to purchase
        1,500,000 shares authorized
   D. Key Executives' Supplemental Retirement Benefit Plan
   E.   Key Employee Reassurance Letters
   F. Executive Fringe Benefits - Company auto, personal financial services, club dues, tax reimbursements
   G.   Participant in Retirement Income Plan for Mountaineer Gas
Company

Mountaineer Gas Company
   A. Insurance benefits provided at various cost levels and deductibles through combination of self-funded/fully insured plans. Life, major medical, dental and vision plans are available to early retirees who meet certain qualifications.
       Life
       Accidental death and dismemberment
       Voluntary personal accident
       Long-term disability
       Major medical
       Dental
       Vision
B. Employment Agreements - Richard L. Grant, President; Michael S.Fletcher, Senior Vice President, Chief Financial Officer
C. Participant in 1987 Stock Option Plan
D. Participant in A&W Key Executives' Supplemental Retirement
Benefit Plan
E.  Participant in A&W Key Employee Reassurance Letters
F. Executive Fringe Benefits - Company auto, personal financial services, club dues, tax reimbursements
G.   Retirement Income Plan for Mountaineer Gas Company
H.   Employees' Thrift Plan of Mountaineer Gas Company
I.   Collective bargaining agreements (6)
      Beckley, WV Local 3-628 of Oil, Chemical and Atomic Workers International Union
      Charleston and Huntington, WV Locals 3-372, 3-628 of Oil,

      Chemical and Atomic Workers International Union
      Weirton, WV Local 496 of The Utility Workers Union of

  America
      Elkins, WV Local 420 of The Utility Workers Union of

  America
      Wheeling and Elkins, WV Local 420-496 (Clerical) of The

      Utility Workers Union of America
      Wheeling, WV Local 420 of The Utility Workers Union of

     America

    FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER


          FIRST AMENDMENT (the "First Amendment"), dated as of February 3, 1995, among Allegheny & Western Energy Corporation, a West Virginia corporation (the "Company"), Energy Corporation of America, a Colorado corporation ("Parent"), Eastern Systems Corporation, a West Virginia corporation and a wholly-owned subsidiary of Parent ("ESC"), and Appalachian Eastern Systems, Inc., a West
Virginia corporation and an indirect wholly-owned subsidiary of Parent ("AESI"), to the AGREEMENT AND PLAN OF MERGER, dated as of September 30, 1994, among the Company, Parent and ESC
(the "Merger Agreement").


                          RECITALS

          WHEREAS, the Boards of Directors of Parent and the Company each determined that it is in the best interests of their respective shareholders for Parent to acquire the Company upon the terms and subject to the conditions set forth in the Merger Agreement; and

          WHEREAS, the Company, Parent, ESC and AESI desire to amend the Merger Agreement.

          NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements contained herein the parties hereto hereby agree as follows:

          1. Definitions. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

          2.         Amendment.

          2.1 Parties to the Merger. All references to "Merger Sub" in the Merger Agreement shall be deemed to refer to AESI as of the date of this First Amendment.

          2.1        The Merger.  Section 1.1 of the Merger
Agreement shall be deleted and replaced in its entirety with the following:

          Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger").
The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of West Virginia and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the West Virginia Corporation Act (the "WVCA").

          2.2 Articles of Incorporation and By-Laws of the Surviving Corporation. Sections 2.1 and 2.2 of the Merger
Agreement shall be deleted and replaced in their entirety with the following:

          2.1 The Articles of Incorporation. The Articles of Incorporation ("Articles") of the Company in effect at the Effective Time shall be the Articles of the Surviving
Corporation, until duly amended
          in accordance with the terms thereof and the WVCA.

          2.2 The By-Laws. The By-Laws of the Company in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the WVCA.

          2.3 Conversion or Cancellation of Shares in the Merger. Paragraph 4.1(c) of the Merger Agreement shall be deleted and replaced in its entirety with the following:

                     At the Effective Time, each share of Common
Stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holders of such shares, be converted into one share of Common Stock of the Surviving Corporation.

          2.4 Modification or Amendment. Section 9.3 of the Merger Agreement shall be amended by the deletion of the phrase "and, if the Parent so requests, the Company agrees to amend this Agreement so that the Company is the Surviving Corporation."

          3. Counterparts. For the convenience of the parties hereto, this First Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          4. Merger Agreement. Except as herein expressly amended, the Merger Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. All references to the Merger Agreement shall mean such Agreement as amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

          5. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of West Virginia.


          IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

                        ENERGY CORPORATION OF AMERICA
                        By  /s/ John Mork

                       EASTERN SYSTEMS CORPORATION
                        By  /s/ John Mork

                    APPALACHIAN EASTERN SYSTEMS, INC.
                      By  /s/ John Mork

                 ALLEGHENY & WESTERN ENERGY CORPORATION
                     By  /s/ John G. McMillian



                                     APPENDIX B

April 13, 1995


The Board of Directors of
  Allegheny & Western Energy Corporation
300 Capitol Street, Suite 1600
Charleston, West Virginia 25301

Gentlemen:

We understand that Allegheny & Western Energy Corporation, a West Virginia corporation (the "Company"), is contemplating a merger (the "Merger") with Appalachian Eastern Systems, Inc., a West Virginia corporation ("AESI") and an indirect wholly-owned subsidiary of Energy Corporation of America, a Colorado corporation ("ECA"), pursuant to an Agreement and Plan of Merger dated as of September 30, 1994 and amended as of February 3, 1995 (the "Agreement of Merger") among the Company, AESI, ECA and Eastern Systems Corporation, a West Virginia corporation and wholly owned subsidiary of ECA. Subject to its terms and conditions, the Agreement of Merger will entitle the holders of the shares of common stock, par value $0.01, of the Company (the "Shares") to convert such Shares into the right to receive $12.00 per share net to the seller in cash (the "Merger Consideration") at the closing of the Merger.

At your request, this will confirm our oral opinion delivered to you on September 27, 1994 as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of
Shares (other than ECA and its subsidiaries) under the Agreement of Merger.

Allen & Company Incorporated ("Allen"), as part of its investment banking business, is regularly engaged in the valuation of businesses and the securities of such businesses in connection with mergers and acquisitions, negotiated underwritings, private placements and in valuations for corporate and other purposes. Over the years Allen has provided various investment banking and financial advisory services to the Company, and in June, 1994 the Company engaged Allen to act as its financial advisor in connection with its evaluation of strategic alternatives, including a possible sale or disposition of stock or assets, financing or investment or other transactions involving the Company or its business, and including responding to various unsolicited inquiries that had been received by the Company regarding such a transaction. We direct your attention to the engagement letter between the Company and Allen for the specific terms of such engagement. In addition, as you know, Harold M. Wit, a managing director of Allen, is a director and stockholder of the Company. Allen owns an aggregate of 728,024 Shares of the Company, and Mr. Wit and certain other persons who are officers or directors of Allen own an aggregate of 724,706 Shares of the Company.

          In arriving at our opinion set forth below, we have conducted reviews, performed analyses and participated in discussions as follows:

        (i)          our review of the Agreement of Merger,
including the exhibits thereto;

       (ii) our review and analyses of the Company's Annual Reports to Stockholders and Annual Reports on Form 10-K for each of the fiscal years ended June 30, 1990 through 1994 and the Company's Quarterly Reports on Form 10-Q for the quarter ended September 30, 1994 and the six months ended December 31, 1994, in addition to certain other historical business and financial information of the Company made available to us by the Company;

      (iii) our review of a draft of the Proxy Statement relating to the Annual Meeting of Stockholders to be held on May
16, 1995 regarding the approval of the Merger;

       (iv) our discussions with the senior management of the Company regarding the Company's past and current financial performance and current financial condition;

        (v)          our review of information regarding the
Company's future prospects, which was prepared by the Company's management, as well as our discussions with the Company's senior management regarding the Company's future business, operations and prospects;

       (vi) a review of certain information from publicly available sources regarding the financial condition, the historical results of operations and future business prospects of certain public companies which we deemed to be relevant to our analysis of the Merger and our comparison of such information to the respective information of the Company;

      (vii)          a review of certain information from
publicly available sources regarding the terms and conditions of certain acquisitions and other transactions which we deemed to be relevant to our analysis of the Merger and our comparison of such information to the terms of the Agreement of Merger;

     (viii) our review of the historical and current market prices, trading volumes and ownership of the Shares and market data for publicly traded securities of other companies we believe to be comparable to the Company; and

       (ix)          our performance of such other financial
studies, analyses and investigations, and review of such other information as we deemed appropriate to enable us to render our opinion.

In our review, we have also taken into account an assessment of general economic, market and financial conditions and certain industry trends and related matters. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof.

          In conducting our analysis and arriving at our opinion hereinafter expressed, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us by the Company, or that is publicly available, and have not attempted to independently verify any of such information. We were not retained to and have not made an independent evaluation or conducted any appraisal of the assets and liabilities of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to information relating to the future business, operations and prospects of the Company, we have relied solely and exclusively upon information prepared by the Company's management and provided to us by the Company as set forth above, and we have been advised, and have so assumed, that such information reflects the best currently available estimates and judgments of the Company with respect to such information.

          For purposes of the opinion hereby expressed, we have not been asked to consider, and we have not considered, the effect of any federal, state or local tax laws on the Company or the holders of
Shares and have confined our review to the receipt by the holders of Shares of the Merger Consideration. Furthermore, the opinion hereby expressed does not constitute a recommendation by our firm that any holder of the Shares vote to approve the Merger.

          Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Shares (other than ECA and its subsidiaries) under the terms of the Agreement of Merger is fair, from a financial point of view, to such holders of Shares.

          This letter is addressed to the Board of Directors of the Company and may not be relied upon, quoted, or made available to any third party without our prior written consent, except for its inclusion in full in the Proxy Statement to be disseminated to the Company's shareholders in connection with their consideration of the Agreement of Merger and in any other filings by the Company required under applicable securities laws in connection with the Agreement of Merger. The opinion rendered herein is given as of the date hereof, and is limited in scope and subject matter as set forth herein. No other opinions should be inferred beyond the opinion expressly stated herein.

Very truly yours,


ALLEN & COMPANY INCORPORATED


By:/s/ Richard L. Fields
    Richard L. Fields
    Managing Director

                                        APPENDIX  C


           WEST VIRGINIA CORPORATION ACT

Section 31-1-123.  RIGHTS OF DISSENTING SHAREHOLDERS; PROCEDURE
FOR PURCHASING OF DISSENTING SHAREHOLDERS' SHARES; CIVIL ACTION
FOR DETERMINING VALUE OF SHARES; PROCEDURE FOR TRANSFERRING OF
SUCH SHARES TO CORPORATION AND PAYMENT THEREFOR.

          (a) Any shareholder electing to exercise his right to dissent, pursuant to section one hundred twenty-two [SECTION 31-1-122] of this article, shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action.

If such proposed corporate action be approved by the required vote and such shareholder shall not have voted in favor thereof, such shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within fifteen days after the plan of such merger shall have been mailed to such shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of such shareholder's shares, and, if such proposed corporate action is effected, such corporation shall pay to such shareholder, upon surrender of the certificate or certificates representing such shares, the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of such corporate action. Any shareholder failing to make demand within the ten-day period shall be bound by the terms of the proposed corporate action.
Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

          (b) No such demand may be withdrawn unless the corporation shall consent thereto. If, however, such demand shall be withdrawn upon consent, or if the proposed corporate action shall be abandoned or rescinded or the shareholders shall revoke the authority to effect such action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation, is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction have been made or filed within the time provided in subsection (e) of this section, or if a court of general civil jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

          (c) Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as herein provided, and shall make a written offer to each shareholder to pay for such shares at a specified price deemed by such corporation to be fair value thereof. Such notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of such offer, and a profit and loss statement of such corporation for the twelve months' period ended on the date of such balance sheet.

          (d) If within thirty days after the date on which such corporate action is effected the fair value of such shares is agreed upon between any such dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

          (e) If within such period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation shall within thirty days after receipt of written demand from any dissenting shareholder, which written demand must be given within sixty days after the date on which such corporate action was effected, file a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be found and determined, or the corporation may file such complaint at any time within such sixty-day period at its own election. Such complaint shall be filed in any court of general civil jurisdiction in the county in which the principal office of the corporation is situated, or, if there be no such office in this State, in the county in which any dissenting shareholder resides or is found or in which the property of such corporation, or any part of it, may be. If the corporation shall fail to institute such proceedings, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders wherever residing, may be made parties to the proceedings as an action against their shares quasi in rem.
A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State in the same manner as in other civil actions. Dissenting shareholders who are non-residents of this State shall be served a copy of the complaint by registered or certified mail, return receipt requested. In addition, service upon such nonresident shareholders shall be made by publication, as provided in Rule 4(e)(2) of the West Virginia Rules of Civil Procedure. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or any subsequent appointment. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

          The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

          The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding. Any party to the proceeding may appeal any judgment or ruling of the court as in other civil cases.

          (f) Within twenty days after demanding payment for his shares, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

          (g) Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                ALLEGHENY & WESTERN ENERGY CORPORATION
                   300 Capitol Street,
                       Suite 1600

                       Charleston, West Virginia 25301


          This Proxy is solicited on behalf of the Board of Directors of Allegheny & Western Energy Corporation.

                     The undersigned holder of Common Stock of ALLEGHENY & WESTERN ENERGY CORPORATION (the "Company") hereby constitutes and appoints JOHN G. McMILLIAN, RUSH MOODY, JR. and RICHARD L. GRANT and each of them attorneys and proxies with full power of substitution to each, for and in the name of the undersigned to vote the shares of Common Stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Charleston Marriott Hotel, 200 Lee Street East, Charleston, West Virginia 25301 on Tuesday, May 16, 1995 at 10:30 a.m. Eastern Daylight Savings Time or at any and all adjournments thereof, on all matters as may properly come before the meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

                     A majority of such attorneys and proxies present at the meeting shall and may exercise the powers granted hereunder.

                     Receipt is acknowledged of the Notice of Annual Meeting of Stockholders dated April 13, 1995 and the Proxy
Statement accompanying said notice.

                     THE BOARD OF DIRECTORS OF THE COMPANY
RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
                                               SIDE

Said attorneys are hereby instructed to vote as specified below.
(If no specification is made, this proxy will be voted FOR items
1, 2 and 3 below.)

X     Please mark
      your vote
      as this                      [Number of shares]
                                          COMMON

1. Election of the following seven (7) nominees to serve as directors until the next annual meeting of stockholders and until their successors are elected and qualified. Nominees: John G. McMillian, Michael S. Berman, Sidney S. Lindley, Rush Moody, Jr., Henry E. Tauber, Jack H. Vaughn and Harold M. Wit.
FOR /  /   WITHHELD /   /  FOR ALL NOMINEES EXCEPT AS NOTED  / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


2.  Approval of the Amended and Restated Agreement and Plan of
Merger, dated as of September 30, 1994 and amended as of February
3, 1995, a copy of which appears as Appendix A to the Proxy
Statement, and the transactions contemplated thereby.
FOR   /   /    AGAINST   /    /    ABSTAIN   /  /

3.  In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.
FOR   /  /     AGAINST   /   /     ABSTAIN   /  /

     Please sign your name as it appears herein. In the case of joint owners or tenants in common, each should sign. If signing as trustee, guardian or in any other representative capacity or on behalf of a corporation or partnership, please indicate your title.


Signature ________________________ Date_______________

Signature _______________________  Date_______________